Exhibit 10.1

Execution Version

CREDIT AGREEMENT

dated as of

September 4, 2018

among

PALO ALTO NETWORKS, INC.

The Lenders Party Hereto
and

CITIBANK, N.A.
as Administrative Agent

WELLS FARGO BANK, N.A.
as Syndication Agent
CITIBANK, N.A.
as Sole Bookrunner and Sole Lead Arranger

SCHEDULE:
Schedule 2.01 – Commitments
EXHIBITS:
Exhibit A - Form of Assignment and Assumption
Exhibit B - [Intentionally Omitted]
Exhibit C - Form of Increasing Lender Supplement
Exhibit D - Form of Augmenting Lender Supplement
Exhibit E - List of Closing Documents
Exhibit F - Form of Subsidiary Guaranty
Exhibit G-1 - Form of U.S. Tax Certificate (Foreign Lenders That Are Not Partnerships)
Exhibit G-2 - Form of U.S. Tax Certificate (Foreign Participants That Are Not Partnerships)
Exhibit G-3 - Form of U.S. Tax Certificate (Foreign Participants That Are Partnerships)
Exhibit G-4 - Form of U.S. Tax Certificate (Foreign Lenders That Are Partnerships)
Exhibit H-1 - Form of Borrowing Request
Exhibit H-2 - Form of Interest Election Request
Exhibit I - Form of Note
Exhibit J - Form of Compliance Certificate

CREDIT AGREEMENT (this “Agreement”) dated as of September 4, 2018 among PALO ALTO NETWORKS, INC., the LENDERS from time to time party hereto and CITIBANK, N.A., as Administrative Agent.
The parties hereto agree as follows:
Article I

Definitions
SECTION 1.01.    Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“2019 Notes” means the Borrower’s 0.0% Convertible Senior Notes due 2019.
“2023 Notes” means the Borrower’s 0.75% Convertible Senior Notes due 2023.
“ABR”, when used in reference to any Loan or Borrowing, refers to a Loan, or the Loans comprising such Borrowing, bearing interest at a rate determined by reference to the Alternate Base Rate.
“Adjusted LIBO Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.
“Administrative Agent” means Citibank, N.A. (including its branches and affiliates), in its capacity as administrative agent for the Lenders hereunder.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agent Party” has the meaning assigned to such term in Section 9.01(d).
“Aggregate Commitment” means the aggregate of the Commitments of all of the Lenders, as reduced or increased from time to time pursuant to the terms and conditions hereof. As of the Effective Date, the Aggregate Commitment is $400,000,000.
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period in Dollars on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that the Adjusted LIBO Rate for any day shall be based on clause (a) of the definition of the LIBO Rate at approximately 11:00 a.m. London time on such day, subject to the interest rate floors set forth in the definition of LIBO Rate. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.
“Applicable Percentage” means, with respect to any Lender, the percentage of the Aggregate Commitment represented by such Lender’s Commitment; provided that, in the case of Section 2.22 when a Defaulting Lender shall exist, “Applicable Percentage” shall mean the percentage of the Aggregate Commitment (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination.
“Applicable Rate” means, for any day, with respect to any Eurocurrency Loan or any ABR Loan or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “Eurocurrency Spread”, “ABR Spread” or “Commitment Fee Rate”, as the case may be, based upon the Leverage Ratio applicable on such date:

	Leverage Ratio:	Eurocurrency Spread	ABR Spread	Commitment Fee Rate
Category 1:	< 0.50 to 1.00	1.00%	0.00%	0.125%
Category 2:	≥ 0.50 to 1.00 but < 1.00 to 1.00	1.25%	0.25%	0.15%
Category 3:	≥ 1.00 to 1.00 but < 2.00 to 1.00	1.50%	0.50%	0.20%
Category 4:	≥ 2.00 to 1.00	1.75%	0.75%	0.25%

For purposes of the foregoing,
(i)    if at any time the Borrower fails to deliver the Financials on or before the date the Financials are due pursuant to Section 5.01, Category 4 shall be deemed applicable for the period commencing three (3) Business Days after the required date of delivery and ending on the date which is three (3) Business Days after the Financials are actually delivered, after which the Category shall be determined in accordance with the table above as applicable;
(ii)    adjustments, if any, to the Category then in effect shall be effective three (3) Business Days after the Administrative Agent has received the applicable Financials (it being understood and agreed that each change in Category shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change); and
(iii)    notwithstanding the foregoing, Category 3 shall be deemed to be applicable until the Administrative Agent’s receipt of the applicable Financials for the Borrower’s first full fiscal quarter ending after the Effective Date and adjustments to the Category then in effect shall thereafter be effected in accordance with the preceding paragraphs.
“Approved Fund” has the meaning assigned to such term in Section 9.04.
“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.
“Augmenting Lender” has the meaning assigned to such term in Section 2.20.
“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.
“Available Revolving Commitment” means, at any time with respect to any Lender, the Commitment of such Lender then in effect minus the Revolving Credit Exposure of such Lender at such time.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Borrower” means Palo Alto Networks, Inc., a Delaware corporation.
“Borrowing” means Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect.
“Borrowing Request” means a request by the Borrower for a Revolving Borrowing in accordance with Section 2.03 in the form attached hereto as Exhibit H-1.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurocurrency Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in the London interbank market.
“Capital Lease Obligations” of any Person means, subject to the last sentence of Section 1.04(a), the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital lease obligations on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange

Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof), of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower; or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated, appointed or approved by the board of directors of the Borrower (either by a specific vote or by approval of a proxy statement issued by the Borrower on behalf of its board of directors in which such individual is named as a nominee for director) nor (ii) nominated, appointed or approved (either by a specific vote or by approval of a proxy statement issued by the Borrower on behalf of its board of directors in which such individual is named as a nominee for director) by directors so nominated.
“Change in Law” means the occurrence, after the date of this Agreement (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rules, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented.
“Citibank” means Citibank, N.A. and its successors.
“Code” means the Internal Revenue Code of 1986, as amended.
“Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced or terminated from time to time pursuant to Section 2.09, (b) increased from time to time pursuant to Section 2.20 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption or other documentation contemplated hereby pursuant to which such Lender shall have assumed its Commitment, as applicable.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Communications” has the meaning assigned to such term in Section 9.01(d).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Adjusted EBITDA” means, for any period, Consolidated Net Income for such period plus, without duplication and to the extent deducted in determining Consolidated Net Income for such period, the sum of (a) Consolidated Interest Charges for such period, (b) the provision for federal, state, local and foreign income taxes payable by the Borrower and its Subsidiaries for such period, including, without limitation, any franchise taxes or other taxes based on income, profits or capital and all other taxes that are included in the provision for income tax line item on the consolidated income statement of the Borrower and its Subsidiaries for such period, (c) depreciation and amortization expense, including amortization of intangibles (including, but not limited to, goodwill), for such period, (d) any increases in deferred or unearned revenue or substantially equivalent items for such period (net of any increases in deferred costs (which deferred costs, for avoidance of doubt, do not include deferred commissions, capitalized costs to acquire revenue contracts or substantially equivalent items) for such period), (e) all non-cash expenses, losses or charges for such period (other than any such non-cash expenses, losses or charges that represent an accrual or reserve for future cash expenses, losses or charges or that relate to the write-down of current assets), including, without limitation, non-cash stock based employee compensation expenses for such period and non-cash expenses, losses or charges for such period in connection with (A) “goodwill impairment losses” under FASB Statement 142, (B) unrealized losses resulting from mark-to-market accounting in respect of Swap Agreements and (C) unrealized losses on equity investments, (f) any transition, integration and similar fees, charges and expenses related to Material Acquisitions or Material Dispositions incurred within the first twelve (12) months of such Material Acquisition or Material Disposition, (g) restructuring charges (provided that the amount that may added back pursuant to clause (f) and this clause (g) in the aggregate for any four fiscal quarter period may not exceed 10% of Consolidated Adjusted EBITDA for such period (determined without giving effect to any such adjustment pursuant to this proviso)) and (h) any extraordinary expenses, charges or losses, and minus, without duplication and to the extent included in calculating such Consolidated Net Income for such period, the sum of (1) any extraordinary gains (less all fees and expenses related thereto), (2) any decreases in deferred or unearned revenue or substantially equivalent items for such period (net of any decreases in deferred costs (which deferred costs, for avoidance of doubt, do not include deferred commissions, capitalized costs to acquire revenue contracts or substantially equivalent items) for such period) and (3) all non-cash income or gains for such period including, without limitation, unrealized gains resulting from mark-to-market accounting in respect of Swap Agreements and unrealized gains on equity investments;
In addition, in the event that the Borrower or any of its Subsidiaries, during the relevant period, consummated a Material Acquisition or Material Disposition, Consolidated Adjusted EBITDA will be determined giving pro forma effect to such Material Acquisition or Material Disposition as if such Material Acquisition or Material Disposition and any related incurrence or repayment of Indebtedness had occurred on the first day of the relevant period, but shall not take into account any cost savings projected to be realized as a result of such acquisition or disposition.
“Consolidated Interest Charges” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the sum of, without duplication, (a) all interest, premium payments, amortization of debt discount, fees, charges and related expenses in connection with Indebtedness (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP plus (b) the portion of rent expense with respect to such period under capitalized leases that is treated as interest in accordance with GAAP plus (c) the implied interest component of Synthetic Lease Obligations with respect to such period.
“Consolidated Net Income” means, for any period, the net income or loss of the Borrower and its consolidated Subsidiaries for such period, determined on a consolidated basis in conformity with GAAP.
“Consolidated Total Assets” means, as of the date of any determination thereof, total assets of the Borrower and its Subsidiaries calculated in accordance with GAAP on a consolidated basis as of such date.
“Consolidated Tangible Assets” means, as of the date of any determination thereof, the Consolidated Total Assets minus all goodwill, tradenames, trademarks, patents, unamortized debt discount and expense, developed technology, customer relationships, acquired intellectual property, in-process research and development and other like intangible assets, all as set forth on the most recent balance sheet of the Borrower and its consolidated Subsidiaries delivered pursuant to Section 5.01(a) or (b).
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms “Controlling” and “Controlled” have meanings correlative thereto. A Person shall not be deemed to control another Person through the ability to exercise voting power unless such Person possesses, directly or indirectly, the power to vote 10% or more of the securities having ordinary voting power for the election of directors (or equivalent governing body) of such Person.
“Convertible Debt Security” means debt securities, the terms of which provide for conversion into Equity Interests, cash by reference to such Equity Interests or a combination thereof and including, without limitation, the Specified Converts.
“Credit Event” means a Borrowing.
“Credit Party” means the Administrative Agent or any Lender.
“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Defaulting Lender” means any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans or (ii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of (A) a Bankruptcy Event or (B) a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.
“Disclosure Letter” means the disclosure letter, dated as of the Effective Date, delivered by the Company to the Administrative Agent and the Lenders.
“Disqualified Stock” means with respect to any Person, any Equity Interests of such Person which, by their terms, or by the terms of any security into which they are convertible or for which they are putable or exchangeable, or upon the happening of any event or condition, (a) mature (excluding any maturity as result of an optional redemption by the issuer thereof) or are mandatorily redeemable pursuant to a sinking fund obligation or otherwise, or are redeemable at the option of the holder thereof, in whole or in part, or otherwise provide for scheduled, mandatory payments of dividends in cash, in each case prior to the Maturity Date, in each case other than (i) for any Qualified Equity Interests and cash in lieu of fractional shares or (ii) solely as a result of a change of control, asset sale, casualty, condemnation, eminent domain or similar event, so long as any rights of the holders thereof upon the occurrence of a change of control, asset sale, casualty, condemnation, eminent domain or similar event shall be subject to the prior repayment in full of the Loans and all other Obligations that are then accrued and payable, or (b) are convertible into or exchangeable (unless at the sole option of the issuer thereof) for (x) debt securities or (y) any Equity Interest referred to in clause (a) above (provided that only that portion of the Equity Interests that so mature or are so mandatorily redeemable, are so convertible or exchangeable or are so redeemable at the option of the holder thereof prior to the Maturity Date shall be deemed to be Disqualified Stock); provided, however, that if such Equity Interests are issued to any plan for the benefit of employees, directors or consultants of the Borrower or its Subsidiaries or by any such plan to such employees, directors or consultants, such Equity Interests shall not constitute Disqualified Stock solely because they may be required to be repurchased by the Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s, director’s or consultant’s termination, death or disability. Notwithstanding the foregoing, (i) Permitted Bond Hedges shall not for purposes of this definition be deemed to be Disqualified Stock and (ii) any class of Equity Interest of any Person that by its terms authorizes such Person to satisfy its obligations thereunder by the delivery of Qualified Equity Interests shall not for purposes of this definition be deemed to be Disqualified Stock.
“Dollars” or “$” refers to lawful money of the United States of America.
“Domestic Subsidiary” means a Subsidiary organized under the laws of a jurisdiction located in the United States of America, other than (i) any such Subsidiary substantially all of the assets of which consist of capital stock of (or such capital stock and debt owed or treated as owed by) one or more Subsidiaries that are “controlled foreign corporations” within the meaning of Section 957 of the Code or other Subsidiaries described in this clause (i) or (ii) any such Subsidiary that is owned by either (A) a Subsidiary organized under the laws of a jurisdiction other than a jurisdiction located in the United States of America or (B) a subsidiary described in clause (i) of this definition.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).
“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.
“Electronic System” means any electronic system, including e-mail, e-fax, Intralinks®, ClearPar®, DebtDomain, Syndtrak and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent and any of its respective Related Parties or any other Person, providing for access to data protected by passcodes or other security system.
“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, or notices issued or promulgated by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of or exposure to any Hazardous Material or to employee health and safety matters.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of or relating to the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing. Notwithstanding the foregoing, and for the avoidance of doubt, (i) Convertible Debt Securities shall not for purposes of this definition be deemed to be an Equity Interest and (ii) Permitted Bond Hedges shall not for purposes of this definition be deemed to be an Equity Interest.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the failure of any Plan to satisfy the “minimum funding standard” within the meaning of Section 412 or 430 of the Code or Section 302 of ERISA, whether or not waived; (c) the filing pursuant to Section 412 of the Code or Section 302 of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code); (e) the incurrence by the Borrower or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (f) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan (including any liability under Section 4062(e) of ERISA) or Multiemployer Plan; or (h) the receipt by the Borrower or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, “insolvent” within the meaning of Section 4245 of ERISA or in “endangered” or “critical status”, within the meaning of Section 432 of the Code or Section 305 of ERISA.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Eurocurrency”, when used in reference to any Loan or Borrowing, means that such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Adjusted LIBO Rate.
“Event of Default” has the meaning assigned to such term in Article VII.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that otherwise are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.19(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(f) and (d) any withholding Taxes imposed under FATCA.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average rate (rounded upwards, if necessary, to the next 1/100 of 1%) charged to Citibank on such day for such transactions as determined by the Administrative Agent; provided, that, if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.
“Financials” means the annual or quarterly financial statements, and accompanying certificates and other documents, of the Borrower and its Subsidiaries required to be delivered pursuant to Section 5.01(a) or 5.01(b).

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.
“Foreign Subsidiary” means each Subsidiary that is not a Domestic Subsidiary.
“GAAP” means generally accepted accounting principles in the United States of America.
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation of the primary obligor; provided, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business or any indemnification obligations entered into in the ordinary course of business or customary indemnification obligations entered into in connection with transactions permitted by this Agreement. The amount of any Guarantee shall be deemed to be the lower of (i) an amount equal to the stated or determined amount of the primary obligation in respect of which such Guarantee is made and (ii) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee, or, if such Guarantee is not an unconditional guarantee of the entire amount of the primary obligation and such maximum amount is not stated or determinable, the amount of such guaranteeing Person’s maximum reasonably anticipated liability in respect thereof determined by such Person in good faith.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, friable asbestos, polychlorinated biphenyls, radon gas, mold, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Impacted Interest Period” has the meaning assigned to such term in the definition of “LIBO Rate”.
“Increasing Lender” has the meaning assigned to such term in Section 2.20.

“Indebtedness” of a Person means, without duplication, (1) the obligations of such Person (i) for borrowed money, (ii) under or with respect to notes payable which represent extensions of credit (whether or not representing obligations for borrowed money) to such Person, (iii) constituting reimbursement obligations with respect to letters of credit and banker’s acceptances issued for the account of such Person, (iv) for the deferred purchase price of property or services (other than (A) trade accounts payable, intercompany payables, charges and expenses, deferred revenue and other accrued liabilities (including deferred payments in respect of services by employees), in each case incurred in the ordinary course of business, and (B) any earn-out obligation or other post-closing balance sheet adjustment prior to such time as it becomes a liability on the balance sheet of the Borrower in accordance with GAAP), (v) under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of any other Person of the kinds referred to in clause (i), (ii), (iii) or (iv) above or clause (vi), (vii) or (viii) below, (vi) for its net mark-to-market exposure under Swap Agreements, (vii) for its Capitalized Lease Obligations and (viii) with respect to Disqualified Stock and (2) the obligations of others, whether or not assumed, secured by Liens on property of such Person. Notwithstanding the foregoing, clause (1) (vii) shall not include any obligations of the Borrower or any Subsidiary classified as capitalized lease obligations under GAAP or for other accounting purposes, but for which the Borrower and its Subsidiaries do not make and are not required to make any cash payment.
“Indebtedness for Borrowed Money” of a Person means, without duplication, (a) the outstanding principal amount of indebtedness for borrowed money (whether or not evidenced by bonds, debentures, notes or similar instruments), (b) Capitalized Lease Obligations, (c) unpaid reimbursement obligations with respect to drawn letters of credit and banker’s acceptances issued for the account of such Person (to the extent not already cash collateralized), (d) the obligations of such Person for the deferred purchase price of property or services (other than (A) trade accounts payable, intercompany payables, charges and expenses, deferred revenue and other accrued liabilities (including deferred payments in respect of services by employees), in each case incurred in the ordinary course of business, and (B) any earn-out obligation or other post-closing balance sheet adjustment prior to such time as it becomes a liability on the balance sheet of the Borrower in accordance with GAAP), (e) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of any other Person of the kinds referred to in clause (a), (b), (c) or (d) above and (f) all Indebtedness of the types referred to in clauses (a) through (e) above of any partnership in which any Loan Party or any subsidiary is a general partner, except to the extent that Indebtedness is expressly made non-recourse to such Person. Notwithstanding the foregoing, clause (b) shall not include any obligations of the Borrower or any Subsidiary classified as capitalized lease obligations under GAAP or for other accounting purposes, but for which the Borrower and its Subsidiaries do not make and are not required to make any cash payment.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a) hereof, Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 9.03(b).
“Information Memorandum” means the Confidential Information Memorandum dated August 2018 relating to the Borrower and the Transactions.
“Interest Coverage Ratio” means the ratio, determined as of the end of each of the Borrower’s fiscal quarters, of (i) Consolidated Adjusted EBITDA to (ii) Consolidated Interest Charges, in each case for the period of four (4) consecutive fiscal quarters ending with the end of such fiscal quarter, all calculated for the Borrower and its Subsidiaries on a consolidated basis.
“Interest Election Request” means a request by the Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.08 in the form attached hereto as Exhibit H-2.
“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December and the Maturity Date and (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and the Maturity Date.
“Interest Period” means with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, if available to the Administrative Agent and each of the Lenders, twelve months) thereafter, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurocurrency Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBOR Screen Rate for the longest period (for which the LIBOR Screen Rate is available) that is shorter than the Impacted Interest Period and (b) the LIBOR Screen Rate for the shortest period (for which the LIBOR Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time.
“Investment” has the meaning set forth in Section 6.05.
“IRS” means the United States Internal Revenue Service.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a Lender hereunder pursuant to Section 2.20 or pursuant to an Assignment and Assumption or other documentation contemplated hereby, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption or other documentation contemplated hereby.
“Leverage Ratio” means the ratio, determined as of the end of each of the Borrower’s fiscal quarters, of (i) Indebtedness for Borrowed Money to (ii) Consolidated Adjusted EBITDA for the period of four (4) consecutive fiscal quarters ending with the end of such fiscal quarter, all calculated for the Borrower and its Subsidiaries on a consolidated basis.
“LIBO Rate” means, with respect to any Eurocurrency Borrowing and for any applicable Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for U.S. Dollars for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Bloomberg screen or, in the event such rate does not appear on either of such Bloomberg pages, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion (in each case the “LIBOR Screen Rate”) at approximately 11:00 a.m., London time, on the Quotation Day for U.S. Dollars and Interest Period; provided that, if the LIBOR Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement; provided, further, that if a LIBOR Screen Rate shall not be available at such time for such Interest Period (the “Impacted Interest Period”), then the LIBOR Screen Rate and such Interest Period shall be the Interpolated Rate; provided, that, if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. It is understood and agreed that all of the terms and conditions of this definition of “LIBO Rate” shall be subject to Section 2.14.
“LIBOR Screen Rate” has the meaning assigned to such term in the definition of “LIBO Rate”.
“LIBOR Successor Rate” has the meaning assigned to such term in Section 2.14(b).
“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Alternate Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with the then-prevailing market practice for syndicated loans in the United States (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no such market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines in consultation with the Borrower).
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.
“Loan Documents” means this Agreement, any promissory notes issued pursuant to Section 2.10(e), the Subsidiary Guaranty (as applicable), and all other agreements, instruments, documents and certificates executed and delivered to, or in favor of, the Administrative Agent or any Lenders in connection with this Agreement or the transactions contemplated hereby. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative. In no event shall any Swap Agreement constitute a Loan Document.
“Loan Parties” means, collectively, the Borrower and the Subsidiary Guarantors.
“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.
“Material Acquisition” means any acquisition of property or series of related acquisitions of property that involves the payment of consideration by the Borrower and its Subsidiaries in excess of $500,000,000.
“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or financial condition of the Borrower and the Subsidiaries taken as a whole, (b) the ability of the Borrower to perform any of its payment obligations under this Agreement or (c) the legality, validity, binding effect or enforceability against the Borrower of any Loan Document.
“Material Disposition” means any disposition of property or series of related dispositions of property that yields gross proceeds to the Borrower and its Subsidiaries in excess of $500,000,000.
“Material Indebtedness” means Indebtedness (other than the Loans), or obligations in respect of one or more Swap Agreements, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $100,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.
“Material Subsidiary” means each Subsidiary (i) which, as of the most recent fiscal quarter of the Borrower, for the period of four consecutive fiscal quarters then ended, for which financial statements have been delivered pursuant to Section 5.01(a) or (b) (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or (b), the most recent financial statements referred to in Section 3.04(a)), contributed greater than five percent (5%) of consolidated revenue (after giving effect to intercompany eliminations) for such period, (ii) which contributed greater than five percent (5%) of Consolidated Total Assets (after giving effect to intercompany eliminations) as of such date or (iii) which is designated by the Borrower as a Material Subsidiary; provided that, if at any time the aggregate amount of consolidated revenues or Consolidated Total Assets attributable to all Subsidiaries (other than Foreign Subsidiaries) that are not Material Subsidiaries exceeds fifteen percent (15%) of consolidated revenues (after giving effect to intercompany eliminations) for any such period or fifteen percent (15%) of Consolidated Total Assets (after giving effect to intercompany eliminations) as of the end of any such fiscal quarter, the Borrower (or, in the event the Borrower has failed to do so within ten (10) days after written request by the Administrative Agent, the Administrative Agent) shall designate sufficient Subsidiaries (other than Foreign Subsidiaries) as “Material Subsidiaries” to eliminate such excess, and such designated Subsidiaries shall for all purposes of this Agreement constitute Material Subsidiaries.
“Maturity Date” means the earlier to occur of (i) September 4, 2023 and (ii) the date that is 91 days prior to the stated maturity of the 2023 Notes if on such date both (x) any of the 2023 Notes are still outstanding and (y) the Borrower has consolidated unrestricted cash and cash equivalents of less than the principal amount of such 2023 Notes then outstanding plus $400 million.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(d).
“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations and indebtedness (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), obligations and liabilities of any of the Borrower and its Subsidiaries to any of the Lenders, the Administrative Agent or any indemnified party, individually or collectively, existing on the Effective Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Loan Documents.
“OFAC” means Office of Foreign Assets Control of the United States Department of the Treasury.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19).
“Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.
“Participant” has the meaning assigned to such term in Section 9.04(c).
“Participant Register” has the meaning assigned to such term in Section 9.04(c).
“Participating Member State” means any member state of the European Union that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Union relating to economic and monetary union.
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Permitted Bond Hedge” means any Swap Agreement that is settled (after payment of any premium or any prepayment thereunder) through the delivery of cash and/or of Equity Interests of the Borrower and is entered into in connection with any Convertible Debt Securities, the purpose of which is to mitigate dilution upon conversion of such Convertible Debt Securities (including, but not limited to, any bond hedge transaction, warrant transaction, or capped call transaction), including, without limitation, bond hedge transactions entered into and warrants issued in connection with the Specified Converts, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Permitted Encumbrances” means:
(a)    Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 5.04;
(b)    carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlord’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than sixty (60) days or are being contested in compliance with Section 5.04;
(c)    pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations (including pledges or deposits securing liabilities for reimbursement or indemnity arrangements and letters of credit or bank guaranty reimbursement arrangements with respect thereto);
(d)    deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;
(e)    judgment Liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;
(f)    easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;
(g)    leases or subleases granted to other Persons and not interfering in any material respect with the business of the lessor or sublessor;
(h)    Liens arising from precautionary Uniform Commercial Code filings or similar filings relating to operating leases;
(i)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection within the importation of goods;
(j)    licenses of intellectual property in the ordinary course of business (including, intercompany licensing of intellectual property between the Borrower and any Subsidiary and between Subsidiaries in connection with cost-sharing arrangements, distribution, marketing, make-sell or other similar arrangements); and
(k)    any interest or title of a lessor, sublessor, licensor or sublicensor under any lease of real property or personal property;
provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.
“Permitted Investments” means:
(a)    direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;
(b)    investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;
(c)    investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;
(d)    fully collateralized repurchase agreements with a term of not more than thirty

(30) days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;
(e)    money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000; and
(f)    investments permitted by the Borrower’s investment policy as previously disclosed to the Administrative Agent and in effect on the Effective Date (and as amended, restated, supplemented or otherwise modified from time to time with the consent (such consent not to be unreasonably withheld and shall not be required other than for purposes of this definition) of the Administrative Agent; provided that changes that do not affect the tenor or quality of the investments permitted thereby shall not require such consent).
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Platform” means DebtDomain, Intralinks, Syndtrak or a substantially similar electronic transmission system.
“Prime Rate” means the rate of interest per annum publicly announced from time to time by Citibank, N.A. as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Qualified Stock” means any Equity Interests that are not Disqualified Stock.
“Quotation Day” means, with respect to any Eurocurrency Borrowing for any Interest Period, two (2) Business Days prior to the commencement of such Interest Period.
“Recipient” means (a) the Administrative Agent and (b) any Lender, as applicable.
“Register” has the meaning assigned to such term in Section 9.04(b).
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective partners, trustees, administrators, directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Removal Effective Date” has the meaning assigned to such term in Article VIII.
“Required Lenders” means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments at such time.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Borrower or any Subsidiary. Notwithstanding the foregoing, and for the avoidance of doubt, (i) the conversion of (including any cash payment upon conversion), or payment of any principal or premium on, or paying any interest with respect to, any Convertible Debt Securities shall not constitute a Restricted Payment and (ii) any payment with respect to, or early unwind or settlement of, any Permitted Bond Hedge shall not constitute a Restricted Payment.
“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans.
“Revolving Loan” means a Loan made pursuant to Section 2.01.
“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business and any successor thereto.
“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea and Syria).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom, (b) any Person located, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b) or (d) any Person otherwise the subject of any Sanctions.
“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.
“Scheduled Unavailability Date” has the meaning assigned to such term in Section 2.14(b)(ii).
“SEC” means the United States Securities and Exchange Commission.

“Specified Converts” means the 2019 Notes and the 2023 Notes.
“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D). Such reserve percentage shall include those imposed pursuant to Regulation D. Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Subordinated Indebtedness” means any Indebtedness of the Borrower or any Subsidiary the payment of which by its terms is subordinated to payment of the obligations under the Loan Documents. No Indebtedness of the Borrower or any Subsidiary shall be deemed to be subordinated in right of payment to any other Indebtedness solely by virtue of Liens, guarantees, maturity or payments, or structural subordination.
“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the parent.
“Subsidiary” means any subsidiary of the Borrower.
“Subsidiary Guarantor” means each Material Subsidiary and each other Subsidiary that is designated by the Borrower or the Administrative Agent as such pursuant to Section 5.09, in each case, that is a party to the Subsidiary Guaranty; provided that notwithstanding anything to the contrary, no Foreign Subsidiary shall be a Subsidiary Guarantor. Subsidiary Guarantors on the Effective Date are identified as such in Schedule 3.01.
“Subsidiary Guaranty” means the Guaranty in the form of Exhibit F (including any and all supplements thereto) and executed by any Subsidiary Guarantor from time to time after the Effective Date, as amended, restated, supplemented or otherwise modified from time to time.
“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that, for the avoidance of doubt, the following shall not be deemed a “Swap Agreement”: (i) any phantom stock or similar plan (including, any stock option plan) providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries, (ii) any stock option or warrant agreement for the purchase of Equity Interests of the Borrower, (iii) the purchase of Equity Interests or Indebtedness (including securities convertible into Equity Interests) of Borrower pursuant to delayed delivery contracts, accelerated stock repurchase agreements, forward contracts or other similar agreements and (iv) any of the foregoing to the extent that it constitutes a derivative embedded in a convertible security issued by the Borrower.
“Syndication Agent” means Wells Fargo Bank, N.A. in its capacity as syndication agent for the credit facility evidenced by this Agreement.
“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Total Revolving Credit Exposure” means, the sum of the outstanding principal amount of all Lenders’ Revolving Loans at such time.
“Transactions” means the execution, delivery and performance by the Loan Parties of this Agreement and the other Loan Documents and the borrowing of Loans.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.
“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(B)(3).
“Venture Fund” means Palo Alto Networks Venture Fund LLC.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
SECTION 1.02.    Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “Eurocurrency Loan” or “Eurocurrency Revolving Loan”). Borrowings also may be classified and referred to by Type (e.g., a “Eurocurrency Borrowing” or “Eurocurrency Revolving Borrowing”).
SECTION 1.03.    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders and decrees, of all Governmental Authorities. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
SECTION 1.04.    Accounting Terms; GAAP; Pro Forma Calculations. (a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith; provided, further, that in the event that the Borrower requests such an amendment, the Administrative Agent and the Required Lenders shall negotiate in good faith to evaluate such proposed amendment. Notwithstanding any other provision contained herein, other than for purposes of Sections 3.04, 5.01(a) and 5.01(b), all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein, (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof and (iii) in a manner such that any obligations relating to a lease that was accounted for by such Person as an operating lease as of the Effective Date and any similar lease entered into after the Effective Date by such Person shall be accounted for as obligations relating to an operating lease and not as Capital Lease Obligations.
(a)    All pro forma computations required to be made hereunder giving effect to any acquisition or disposition, or issuance, incurrence or assumption of Indebtedness, or other transaction, shall in each case be calculated giving pro forma effect thereto (and, in the case of any pro forma computation made hereunder to determine whether such acquisition or disposition, or issuance, incurrence or assumption of Indebtedness, or other transaction is permitted to be consummated hereunder, to any other such transaction consummated since the first day of the period covered by any component of such pro forma computation and on or prior to the date of such computation), as if such transaction had occurred on the first day of the period of four consecutive fiscal quarters ending with the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or Section 5.01(b) (or, prior to the delivery of any such financial statements, ending with the last fiscal quarter included in the financial statements referred to in Section 3.04(a)), and, to the extent applicable, to the historical earnings and cash flows associated with the assets acquired or disposed of (but without giving effect to any synergies or cost savings) and any related incurrence or reduction of Indebtedness, all in accordance with Article 11 of Regulation S-X under the Securities Act. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Swap Agreement applicable to such Indebtedness).
SECTION 1.05.    Status of Obligations. In the event that the Borrower or any other Loan Party shall at any time issue or have outstanding any Subordinated Indebtedness, the Borrower shall take or cause such other Loan Party to take all such actions as shall be necessary to cause the Obligations to constitute senior indebtedness (however denominated) in respect of such Subordinated Indebtedness and to enable the Administrative Agent and the Lenders to have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness. Without limiting the foregoing, the Obligations are hereby designated as “senior indebtedness” and as “designated senior indebtedness” and words of similar import under and in respect of any indenture or other agreement or instrument under which such Subordinated Indebtedness is outstanding and are further given all such other designations as shall be required under the terms of any such Subordinated Indebtedness in order that the Lenders may have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness.
SECTION 1.06.    Eurocurrency Rate. Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “Eurocurrency Rate” or with respect to any comparable or successor rate thereto, or replacement rate therefor.
ARTICLE II

The Credits
SECTION 2.01.    Commitments. Subject to the terms and conditions set forth herein, each Lender, severally and not jointly, agrees to make Revolving Loans to the Borrower in Dollars from time to time during the Availability Period in an aggregate principal amount that will not result in (a) the amount of such Lender’s Revolving Credit Exposure exceeding such Lender’s Commitment or (b) the Total Revolving Credit Exposure exceeding the Aggregate Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.
SECTION 2.02.    Loans and Borrowings. (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
(b)    Subject to Section 2.14, each Revolving Borrowing shall be comprised entirely of ABR Loans or Eurocurrency Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 2.14, 2.15, 2.16 and 2.17 shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.
(c)    At the commencement of each Interest Period for any Eurocurrency Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Aggregate Commitment. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of ten (10) Eurocurrency Revolving Borrowings outstanding.
(d)    Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.
SECTION 2.03.    Requests for Revolving Borrowings. To request a Revolving Borrowing, the Borrower shall notify the Administrative Agent of such request by irrevocable written notice (via a written Borrowing Request signed by the Borrower (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent)) (a) in the case of a Eurocurrency Borrowing, not later than 12:00 p.m., New York City time, three (3) Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 12:00 p.m., New York City time, on the date of the proposed Borrowing. Each such written Borrowing Request shall specify the following information in compliance with Section 2.02:
(i)    the aggregate principal amount of the requested Borrowing;
(ii)    the date of such Borrowing, which shall be a Business Day;
(iii)    whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;
(iv)    in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and
(v)    the location and number of the Borrower’s account to which funds are to be disbursed.
If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
SECTION 2.04.    [Reserved].
SECTION 2.05.     [Reserved].
SECTION 2.06.    [Reserved].
SECTION 2.07.    Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders.
(b)    Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing (or in the case of an ABR Borrowing, prior to 2:00

p.m., New York City time on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.
SECTION 2.08.    Interest Elections. (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.
(b)    To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election (by irrevocable written notice) by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request signed by the Borrower. Notwithstanding any contrary provision herein, this Section shall not be construed to permit the Borrower to (i) elect an Interest Period for Eurocurrency Loans that does not comply with Section 2.02(d) or (ii) convert any Borrowing to a Borrowing of a Type not available under such Borrowing.
(c)    Each Interest Election Request shall specify the following information in compliance with Section 2.02:
(i)    the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)    whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and
(iv)    if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which Interest Period shall be a period contemplated by the definition of the term “Interest Period”.
If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(d)    Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e)    If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing denominated may be converted to or continued as a Eurocurrency Borrowing and (ii) unless repaid, each Eurocurrency Revolving Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.
SECTION 2.09.    Termination and Reduction of Commitments. (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.
(b)    The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $5,000,000 and not less than $10,000,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, the Total Revolving Credit Exposure would exceed the Aggregate Commitment.
(c)    The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or other transactions, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective

Commitments.
SECTION 2.10.    Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date.
(b)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(c)    The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(d)    The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence absent manifest error of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.
(e)    Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender and its registered assigns and in the form attached hereto as Exhibit I. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein and its registered assigns.
SECTION 2.11.    Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with the provisions of this Section 2.11. The Borrower shall notify the Administrative Agent by written notice of any prepayment hereunder (i) in the case of prepayment of a Eurocurrency Revolving Borrowing, not later than 11:00 a.m., New York City time, three (3) Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid

Borrowing. Prepayments shall be accompanied by (i) accrued interest to the extent required by Section 2.13 and (ii) break funding payments pursuant to Section 2.16.
(b)    If at any time the sum of the aggregate principal amount of all of the Revolving Credit Exposures exceeds the Aggregate Commitment, the Borrower shall immediately repay Borrowings in an aggregate principal amount sufficient to cause the aggregate principal amount of all Revolving Credit Exposures to be less than or equal to the Aggregate Commitment.
SECTION 2.12.    Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Rate on the Available Revolving Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Commitment terminates. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any commitment fees accruing after the date on which the Commitments terminate shall be payable on demand. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(b)    [Reserved].
(c)    The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.
(d)    All fees payable hereunder shall be paid on the dates due, in Dollars and immediately available funds, to the Administrative Agent for distribution, in the case of commitment fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.
SECTION 2.13.    Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.
(b)    The Loans comprising each Eurocurrency Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.
(c)    Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.
(d)    Accrued interest on each Revolving Loan shall be payable in arrears on each

Interest Payment Date for such Revolving Loan and upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(e)    All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
SECTION 2.14.    Alternate Rate of Interest.
(a)    If prior to the commencement of any Interest Period for a Eurocurrency Borrowing:
(i)    the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for a Loan or for the applicable Interest Period; or
(ii)    the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for a Loan or for the applicable Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;
then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing or for the applicable Interest Period, as the case may be, shall be ineffective or (ii) if any Borrowing Request requests a Eurocurrency Borrowing, such Borrowing shall be made as an ABR Borrowing; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.
(b)    Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error) that:

(i)    adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period, including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or
(ii)    the supervisor for the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”), then, after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace LIBOR with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein) that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time (any such proposed rate, a “LIBOR Successor Rate”), together with any proposed LIBOR Successor Rate Conforming Changes and, notwithstanding anything to the contrary in Section 9.02, any such amendment shall become effective at 5:00 p.m. (New York City time) on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent notice that such Required Lenders do not accept such amendment; provided that, if such alternate rate of interest as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
If no LIBOR Successor Rate has been determined and the circumstances under clause (i) above exist, the obligation of the Lenders to make or continue Eurocurrency Loans shall be suspended (to the extent of the affected Eurocurrency Loans or Interest Periods).  Upon receipt of such notice, the applicable Borrower may revoke any pending request for a Eurocurrency Borrowing of, conversion to or continuation of Eurocurrency Loans (to the extent of the affected Eurocurrency Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of ABR Loans in the amount specified therein.
SECTION 2.15.    Increased Costs. (a) If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate);
(ii)    impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender; or
(iii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C)

Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;
and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting into or maintaining any Loan or of maintaining its obligation to make any such Loan or to increase the cost to such Lender, or to reduce the amount of any sum received or receivable by such Lender or such other Recipient hereunder, whether of principal, interest or otherwise, then the Borrower will pay to such Lender or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
(b)    If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(c)    A certificate of a Lender setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.
(d)    Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.
SECTION 2.16.    Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.11), the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurocurrency Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(a) and is revoked in accordance therewith) or (d) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in U.S. Dollars of a comparable amount and period from other banks in the eurocurrency market. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.
SECTION 2.17.    Taxes. (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.17) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)    Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, Other Taxes.
(c)    Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.17, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(d)    Indemnification by the Loan Parties. The Loan Parties shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent

on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).
(f)    Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A)), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person:
(A)    any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable;
(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)    in the case of a Foreign Lender claiming that its extension of credit will generate U.S. effectively connected income, executed copies of IRS Form W- 8ECI;
(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (such certificate, and any certificate described in Section 2.17(f)(ii)(B)(4) below, a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or
(4)    to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(g)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(h)    Survival. Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
(i)    Defined Terms. For purposes of this Section 2.17, the term “applicable law” includes FATCA.
SECTION 2.18.    Payments Generally; Pro Rata Treatment; Sharing of Set-offs.
(a)    The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 1:00 p.m., New York City time on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made (i) in the same currency in which the applicable Credit Event was made and (ii) to the Administrative Agent at its offices as set forth in Section 9.01 and except that payments pursuant to Sections 2.15, 2.16 or 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.
(b)    If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.
(c)    If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
(d)    Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(e)    If any Lender shall fail to make any payment required to be made by it pursuant to 2.07(b) 2.18(d) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender and for the benefit of the Administrative Agent to satisfy such Lender’s obligations to it under such Section until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section; in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.
SECTION 2.19.    Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15, or the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable and documented costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    If (i) any Lender requests compensation under Section 2.15, (ii) the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17 or (iii) any Lender becomes a

Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Section 2.15 or 2.17) and obligations under the Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld or delayed, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
SECTION 2.20.    Increase Option. The Borrower may from time to time elect to increase the Commitments in minimum increments of $25,000,000 so long as, after giving effect thereto, the aggregate amount of such increases does not exceed $350,000,000. The Borrower may arrange for any such increase to be provided by one or more Lenders (each Lender so agreeing to an increase in its Commitment, an “Increasing Lender”), or by one or more new banks, financial institutions or other entities (each such new bank, financial institution or other entity, an “Augmenting Lender”), to increase their existing Commitments or extend Commitments, as the case may be; provided that (i) each Augmenting Lender shall be subject to the approval of the Borrower and the Administrative Agent and (ii) (x) in the case of an Increasing Lender, the Borrower and such Increasing Lender execute an agreement substantially in the form of Exhibit C hereto, and (y) in the case of an Augmenting Lender, the Borrower and such Augmenting Lender execute an agreement substantially in the form of Exhibit D hereto. No consent of any Lender (other than the Lenders participating in the increase) shall be required for any increase in Commitments pursuant to this Section 2.20. Increases and new Commitments created pursuant to this Section 2.20 shall become effective on the date agreed by the Borrower, the Administrative Agent and the relevant Increasing Lenders or Augmenting Lenders, and the Administrative Agent shall notify each Lender thereof. Notwithstanding the foregoing, no increase in the Commitments (or in the Commitment of any Lender) shall become effective under this paragraph unless, (i) on the proposed date of the effectiveness of such increase, the conditions set forth in paragraph (b) of Section 4.02 shall be satisfied or waived by the Required Lenders and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Borrower and (ii) the Administrative Agent shall have received documents consistent with those delivered on the Effective Date as to the corporate power and authority of the Borrower to borrow hereunder after giving effect to such increase. On the effective date of any increase in the Commitments, (i) each relevant Increasing Lender and Augmenting Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Lenders, as being required in order to cause, after giving effect to such increase and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding Revolving Loans of all the Lenders to equal its Applicable Percentage of such outstanding Revolving Loans, and (ii) the Borrower shall be deemed to have repaid and reborrowed all outstanding Revolving Loans as of the date of any increase in the Commitments (with such reborrowing to consist of the Types of Revolving Loans, with related Interest Periods if applicable, specified in a notice delivered by the Borrower, in accordance with the requirements of Section 2.03). The deemed payments made pursuant to clause (ii) of the immediately preceding sentence shall be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each Eurocurrency Loan, shall be subject to indemnification by the Borrower pursuant to the provisions of Section 2.16 if the deemed payment occurs other than on the last day of the related Interest Periods. Nothing contained in this Section 2.20 shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Commitment hereunder at any time and no Lender shall be obligated to participate in any such increase contemplated by this Section 2.20.
SECTION 2.21.    [Reserved].
SECTION 2.22.    Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)    fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.12(a); and
(b)    the Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided, that, except as otherwise provided in Section 9.02, this clause (b)) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender directly affected thereby.
(c)    If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
ARTICLE III

Representations and Warranties
The Borrower represents and warrants to the Lenders that:
SECTION 3.01.    Organization; Powers; Subsidiaries. Each Loan Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required. Schedule 3.01 to the Disclosure Letter identifies as of the Effective Date each Subsidiary, noting whether such Subsidiary is a Material Subsidiary, the jurisdiction of its incorporation or organization, as the case may be, the percentage of issued and outstanding shares of each class of its capital stock or other equity interests owned by the Borrower and the other Subsidiaries and, if such percentage is not 100% (excluding directors’ qualifying shares as required by law or shares held by nominees on behalf of the Borrower or any Subsidiary as required by law), a description of each class issued and outstanding. All of the outstanding shares of capital stock and other equity interests of each Material Subsidiary are validly issued and outstanding and, to the extent applicable, fully paid and nonassessable and, as of the Effective Date, all such shares and other equity interests indicated on Schedule 3.01 to the Disclosure Letter as owned by the Borrower or another Subsidiary are owned, beneficially and of record, by the Borrower or any Subsidiary free and clear of all Liens. Except as set forth in Schedule 3.01 to the Disclosure Letter, as of the Effective Date there are no outstanding commitments or other obligations of the Material Subsidiaries to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of such Material Subsidiary.
SECTION 3.02.    Authorization; Enforceability. The Transactions are within each Loan Party’s organizational powers and have been duly authorized by all necessary organizational actions on the part of such Loan Party and, if required, actions by equity holders of such Loan Party. The Loan Documents to which each Loan Party is a party have been duly executed and delivered by such Loan Party and constitute a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
SECTION 3.03.    Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Loan Parties or any order of any Governmental Authority binding on any Loan Party, (c) will not violate or result in a default under any indenture, material agreement or other material instrument (including the Specified Converts) binding upon the Loan Parties or their assets, or give rise to a right thereunder to require any payment to be made by any Loan Party, and (d) will not result in the creation or imposition of any Lien on any asset of any Loan Party.
SECTION 3.04.    Financial Condition; No Material Adverse Change. (a) The Borrower has heretofore furnished to the Lenders (i) its consolidated balance sheet and statements of income, stockholders equity and cash flow as of and for the fiscal year ended July 31, 2017 reported on by Ernst & Young LLP, independent public accountants, and (ii) its consolidated balance sheet and statements of income and cash flow as of and for the fiscal quarter and the portion of the fiscal year ended April 30, 2018, in each case certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.
(b)    Since July 31, 2017, there has been no material adverse change in the business, assets, operations or financial condition of the Borrower and its Subsidiaries, taken as a whole.
SECTION 3.05.    Properties. (a) Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.
(b)    Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and, to the Borrower’s knowledge, the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
SECTION 3.06.    Litigation, Environmental and Labor Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened in writing against the Borrower or any of its Subsidiaries (i) which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement or the Transactions.
(b)    Except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.
(c)    There are no strikes, lockouts or slowdowns against the Borrower or any of its Subsidiaries pending or, to their knowledge, threatened in writing that could reasonably be expected to have a Material Adverse Effect. The hours worked by and payments made to employees of the Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law relating to such matters, to the extent such violations, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. All material payments due from the Borrower or any of its Subsidiaries, or for which any claim may be made against the Borrower or any of its Subsidiaries, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as liabilities on the books of the Borrower or such Subsidiary, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement under which the Borrower or any of its Subsidiaries is bound.
SECTION 3.07.    Compliance with Laws and Agreements. Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except, in each case, where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
SECTION 3.08.    Investment Company Status. Neither the Borrower nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.
SECTION 3.09.    Taxes. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.
SECTION 3.10.    ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.
SECTION 3.11.    Disclosure. When taken together with the Borrower’s filings with the SEC, the Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other written or formally presented information (other than projections or forward-involving information and information of a general economic or industry specific nature) furnished by or on behalf of the Borrower or any Subsidiary to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains, when furnished and taken as a whole, and taken as a whole with the Borrower’s filings with the SEC, any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being understood that such projected financial information are subject to significant uncertainties and contingencies and that no assurances can be given that any particular projected financial information will be realized and that variances between actual results and projected financial results can be material). As of the Effective Date, the information included in each Beneficial Ownership Certification is true and correct.
SECTION 3.12.    Federal Reserve Regulations. No part of the proceeds of any Loan have been used or will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.
SECTION 3.13.    Liens. There are no Liens on any of the real or personal properties of the Borrower or any Subsidiary except for Liens permitted by Section 6.02.
SECTION 3.14.    No Default. No Default or Event of Default has occurred and is continuing.
SECTION 3.15.    Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws and applicable Sanctions. The Borrower, its Subsidiaries and their respective directors, officers and, to the knowledge of Borrower, employees, are in compliance in all material respects with Anti-Corruption Laws and applicable Sanctions. None of the Borrower, any Subsidiary or any of their respective directors, officers or, to the knowledge of the Borrower or such Subsidiary, employees is a Sanctioned Person.
ARTICLE IV

Conditions
SECTION 4.01.    Effective Date. The obligations of the Lenders to make Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):
(a)    The Administrative Agent (or its counsel) shall have received (i) from each party hereto either (A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence satisfactory to the Administrative Agent (which may include telecopy or electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement and (ii) duly executed copies of the Loan Documents to be delivered on the Effective Date and such other legal opinions, certificates, documents, instruments and agreements as the Administrative Agent shall reasonably request in connection with the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel and as further described in the list of closing documents attached as Exhibit E.
(b)    The Administrative Agent shall have received a written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Wilson Sonsini Goodrich & Rosati, P.C., counsel for the Loan Parties, covering such matters relating to the Loan Parties, the Loan Documents or the Transactions as the Administrative Agent shall reasonably request. The Borrower hereby requests such counsel to deliver such opinion.
(c)    The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the initial Loan Parties, the authorization of the Transactions and any other legal matters relating to such Loan Parties, the Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel and as further described in the list of closing documents attached as Exhibit E.
(d)    The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the Chief Executive Officer or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.
(e)    The Lenders, the Administrative Agent and the lead arranger for the credit facility evidenced hereby shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced at least one (1) Business Day prior to the Effective Date, reimbursement or payment of all reasonable out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by the Borrower hereunder.
(f)    The Administrative Agent shall have received all documentation and other information reasonably requested by the Administrative Agent or any Lender at least five days prior to the Effective Date under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA PATRIOT Act.
(g)    At least five days prior to the Effective Date, any Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall deliver a Beneficial Ownership Certification in relation to such Borrower to each Lender that so requests.
The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.
SECTION 4.02.    Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, is subject to the satisfaction of the following conditions:
(a)    The representations and warranties of the Borrower set forth in this Agreement shall be true and correct in all material respects (except that any representation and warranty that is qualified by materiality or Material Adverse Effect shall be true and correct in all respects) on and as of the date of such Borrowing, except to the extent such representation and warranty specifically refers to an earlier date, in which case it shall be true and correct in all material respects (except that any representation and warranty that is qualified by materiality or Material Adverse Effect shall be true and correct in all respects) as of such earlier date.
(b)    At the time of and immediately after giving effect to such Borrowing, no Default or Event of Default shall have occurred and be continuing.
(c)    The Administrative Agent shall have received a Borrowing Request in accordance with the requirements hereof.
Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.
ARTICLE V

Affirmative Covenants
Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, the Borrower covenants and agrees with the Lenders that:
SECTION 5.01.    Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent, on behalf of each Lender:
(a)    within ninety (90) days after the end of each fiscal year of the Borrower (or, if earlier, by the date that the Annual Report on Form 10-K of the Borrower for such fiscal year would be required to be filed under the rules and regulations of the SEC, giving effect to any automatic extension available thereunder for the filing of such form), its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Ernst & Young LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;
(b)    within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (or, if earlier, by the date that the Quarterly Report on Form 10-Q of the Borrower for such fiscal quarter would be required to be filed under the rules and regulations of the SEC, giving effect to any automatic extension available thereunder for the filing of such form), its consolidated balance sheet and related statements of operations and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;
(c)    not later than three (3) Business Days after any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower in the form set forth on Exhibit J (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.10, and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate.
(d)    promptly after the same become publicly available, copies of all periodic and other reports and proxy statements filed by the Borrower or any Subsidiary with the SEC, or any Governmental Authority succeeding to any or all of the functions of said Commission; and
(e)    promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary as the Administrative Agent or any Lender may reasonably request acting in good faith.
Documents required to be delivered pursuant to clauses (a), (b) and (d) of this Section 5.01 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such documents are filed for public availability on the SEC’s Electronic Data Gathering and Retrieval System; provided that the Borrower shall, upon request, provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies, or links to access such documents) of such documents.
SECTION 5.02.    Notices of Material Events. The Borrower will furnish to the Administrative Agent, on behalf of each Lender, prompt written notice of the following:
(a)    the occurrence of any Default;
(b)    the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against the Borrower or any Subsidiary thereof that could reasonably be expected to result in a Material Adverse Effect;
(c)    the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; and
(d)    any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.
Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
SECTION 5.03.    Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to (i) preserve, renew and keep in full force and effect its legal existence and the rights, qualifications, licenses, permits, privileges, franchises, governmental authorizations and intellectual property rights material to the conduct of its business and (ii) maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except in the case of each of clauses (i) and (ii) (other than in the case of legal existence with respect to the Borrower), where the failure to do so could not reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.04.

SECTION 5.04.    Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could reasonably be expected to result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.
SECTION 5.05.    Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.
SECTION 5.06.    Books and Records; Inspection Rights. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made in all material respects and sufficient to prepare financial statements in accordance with GAAP. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested (but not more than once per calendar year unless an Event of Default exists). The Borrower acknowledges that the Administrative Agent, after exercising its rights of inspection, may prepare and distribute to the Lenders certain reports pertaining to the Borrower and its Subsidiaries’ assets for internal use by the Administrative Agent and the Lenders. Notwithstanding the foregoing, neither the Borrower nor its Subsidiaries shall be required to disclose or discuss, or permit the inspection, examination or making of extracts of any document, book, record or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent, such Lender or their representatives is then prohibited by applicable law or any agreement binding on Borrower or its Subsidiaries or (iii) is protected from disclosure by the attorney-client privilege or the attorney work product privilege.
SECTION 5.07.    Compliance with Laws and Material Contractual Obligations. The Borrower will, and will cause each of its Subsidiaries to, (i) comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including without limitation Environmental Laws) and (ii) perform in all material respects its obligations under material agreements to which it is a party, in each case except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Borrower will maintain in effect and implement policies and procedures reasonably designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws and applicable Sanctions.

SECTION 5.08.    Use of Proceeds. The proceeds of the Loans will be used for general corporate purposes of the Borrower and its Subsidiaries, including, without limitation, working capital, acquisitions, capital expenditures, Restricted Payments, repurchases of stock and repayments of Indebtedness, in each case to the extent permitted or not prohibited under this Agreement. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X. The Borrower will not request any Borrowing, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers and employees shall not use directly (or to the knowledge of the Borrower or any Subsidiary, indirectly), the proceeds of any Borrowing (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent permitted for a Person required to comply with Sanctions or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
SECTION 5.09.    Subsidiary Guaranty. As promptly as possible but in any event within thirty (30) days (or such later date as may be agreed upon by the Administrative Agent) after any Person qualifies independently as, or is designated by the Borrower or the Administrative Agent as, a Subsidiary Guarantor pursuant to the definition of “Material Subsidiary”, the Borrower shall provide the Administrative Agent with written notice thereof and shall cause each such Subsidiary to deliver to the Administrative Agent the Subsidiary Guaranty (or, a joinder to the Subsidiary Guaranty in the form contemplated thereby, as applicable) pursuant to which such Subsidiary agrees to be bound by the terms and provisions thereof, such Subsidiary Guaranty to be accompanied by appropriate corporate resolutions, other corporate documentation and legal opinions (to be similar to the legal opinions delivered on the Effective Date) in form and substance reasonably satisfactory to the Administrative Agent and its counsel.
ARTICLE VI

Negative Covenants
Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, the Borrower covenants and agrees with the Lenders that:
SECTION 6.01.    Subsidiary Indebtedness. The Borrower will not permit any Subsidiary to create, incur, assume or permit to exist any Indebtedness, except:
(a)    the Obligations;
(b)    Indebtedness existing on the date hereof and set forth in Schedule 6.01 to the Disclosure Letter and extensions, renewals, refinancings and replacements of any such Indebtedness with Indebtedness of a similar type that does not increase the outstanding principal amount thereof except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such extensions, renewals, refinancings or replacements;
(c)    Indebtedness of any Subsidiary to the Borrower or any other Subsidiary;
(d)    Guarantees by any Subsidiary Guarantor of Indebtedness of the Borrower;
(e)    Indebtedness of any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets and related software, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets (and any additions, accessions, parts, improvements and attachments thereto and the proceeds thereof) prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to or within one hundred eighty (180) days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (e) shall not exceed $100,000,000 at any time outstanding;
(f)    Indebtedness of any Subsidiary as an account party in respect of trade or standby letters of credit, bank guarantees, bankers’ acceptances and similar instruments and any guarantees of such Indebtedness of another Subsidiary;
(g)    Indebtedness with respect to surety, appeal, indemnity, performance or other similar bonds in the ordinary course of business or with respect to agreements providing for indemnification, adjustment of purchase price, earn-out payments, earnest money or similar obligations in connection with any acquisitions, dispositions permitted by Section 6.04 or Section 6.05 or other uses provided for in clause (d) of the definition of Permitted Encumbrances;
(h)    Indebtedness arising from the honoring of a check, draft or similar instrument against insufficient funds or from the endorsement of instruments for collection in the ordinary course of business;
(i)    customer deposits and advance payments received in the ordinary course of business from customers for goods or services purchased in the ordinary course of business;
(j)    Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply agreements, in each case incurred in the ordinary course of business;
(k)    Indebtedness of any Person that becomes a Subsidiary after the date hereof pursuant to an acquisition permitted hereunder; provided that such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary;
(l)    Indebtedness of Subsidiaries in an aggregate principal amount of such Indebtedness, when aggregated with the aggregate principal amount of Indebtedness and other obligations permitted by Section 6.02(k) not exceeding the greater of $50,000,000 and 2.0% of

Consolidated Tangible Assets at any time outstanding;
(m)    Indebtedness incurred in connection with Swap Agreements permitted by Section 6.06;
(n)    Indebtedness arising in connection with (i) customary cash management services, (ii) overdraft facilities and (ii) the endorsements of instruments for deposit in the ordinary course of business; and
(o)    Indebtedness consisting of obligations under repurchase agreements.
SECTION 6.02.    Liens. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except:
(a)    Permitted Encumbrances;
(b)    any Lien on any property or asset (and any additions, accessions, parts, improvements and attachments thereto and the proceeds thereof) of the Borrower or any Subsidiary existing on the date hereof and set forth in Schedule 6.02 to the Disclosure Letter; provided that (i) such Lien shall not apply to any other property or asset (other than any additions, accessions, parts, improvements and attachments thereto and the proceeds thereof) of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof (plus any accrued and unpaid interest and premium payable by the terms of such obligations thereon and other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such extensions, renewals, refinancings or replacements);
(c)    any Lien existing on any property or asset (and any additions, accessions, parts, improvements and attachments thereto and the proceeds thereof) prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset (and any additions, accessions, parts, improvements and attachments thereto and the proceeds thereof) of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets (other than any additions, accessions, parts, improvements and attachments thereto and the proceeds thereof) of the Borrower or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof (plus any accrued and unpaid interest and premium payable by the terms of such obligations thereon and other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such extensions, renewals, refinancings or replacements);
(d)    Liens on fixed or capital assets and related software (and any additions, accessions, parts, improvements and attachments thereto and the proceeds thereof) acquired,

constructed or improved by the Borrower or any Subsidiary; provided that (i) in the case of any Subsidiary, such security interests secure Indebtedness permitted by clause (e) of Section 6.01, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within one hundred eighty (180) days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed, at the time of the incurrence of such Indebtedness, the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets (other than any additions, accessions, parts, improvements and attachments thereto and the proceeds thereof) of the Borrower or any Subsidiary;
(e)    Liens arising as a matter of law or created in the ordinary course of business in the nature of (i) normal and customary rights of setoff and banker’s liens upon deposits of cash in favor of banks or other depository institutions and (ii) Liens securing reasonable and customary fees for services in favor of banks, securities intermediaries or other depository institutions;
(f)    Liens on any cash earnest money deposit made by the Borrower or any Subsidiary in connection with any letter of intent or acquisition agreement that is not prohibited by this Agreement;
(g)    customary Liens granted in favor of a trustee to secure fees and other amounts owing to such trustee under an indenture or other agreement pursuant to Indebtedness not otherwise prohibited under this Agreement;
(h)    assignments of the right to receive income effected as part of the sale of a Subsidiary or a business unit that is otherwise permitted pursuant to Section 6.04;
(i)    Liens on insurance proceeds securing the premium of financed insurance proceeds;
(j)    Liens on cash collateral securing reimbursement obligations with respect to letters of credit, bank guarantees and bankers’ acceptances and similar instruments, and Liens on cash collateral or margin posted for obligations arising under Swap Agreements, in each case, that are not otherwise prohibited under this Agreement and are in respect of transactions entered into in the ordinary course of business;
(k)    Liens on assets of the Borrower and its Subsidiaries not otherwise permitted above; provided that the aggregate principal amount of the Indebtedness and other obligations subject to such Liens, when aggregated with the aggregate outstanding principal amount of Indebtedness permitted by Section 6.01(l), does not exceed the greater of $50,000,000 and 2.0% of Consolidated Tangible Assets at any time outstanding;
(l)    Liens securing any overdraft and related liabilities arising from treasury, depository or cash management services or automated clearing house transfer of funds;
(m)    deposits as security for contested taxes or contested import or customs duties;

(n)    any encumbrance or restriction with respect to the transfer of Equity Interests of any Person that is not a Subsidiary;
(o)    Liens of a collecting bank arising in the ordinary course of business under the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon;
(p)    Liens securing obligations in respect of repurchase agreements; provided that such Liens shall apply to such investments against which such obligations are incurred, together with the income and proceeds thereof; and
(q)    Liens on specific items of inventory or other goods and the proceeds thereof securing obligations in respect of documentary letters of credit or bankers’ acceptances issued or created for the account of the Borrower or any Subsidiary in the ordinary course of business to facilitate the purchase, shipment or storage of such inventory or other goods.
SECTION 6.03.    [Reserved].
SECTION 6.04.    Fundamental Changes. (a) The Borrower will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of the assets of the Borrower and its Subsidiaries, taken as a whole (whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing:
(i)    any Person may merge into the Borrower in a transaction in which the Borrower is the surviving corporation;
(ii)    (A) any Subsidiary may merge into a Loan Party in a transaction in which the surviving entity is a Loan Party or in which such surviving entity becomes a Loan Party (provided that any such merger involving the Borrower must result in the Borrower as the surviving entity) or (B) any Subsidiary that is not a Loan Party may merge into any other Subsidiary that is not a Loan Party;
(iii)    any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; provided that if any such Subsidiary is a Loan Party, the assets of such Subsidiary must be distributed or transferred to another Loan Party; and
(iv)    the Borrower and its Subsidiaries may consummate acquisitions permitted by Section 6.05.
(b)    The Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related or incidental thereto or constituting a reasonable extension thereof.
(c)    The Borrower will not, nor will it permit any of its Subsidiaries to, change its fiscal year for GAAP purposes from the basis in effect on the Effective Date, provided, that any Subsidiary subsequently acquired after the Effective Date may change its fiscal year for GAAP purposes to correspond with the Borrower’s fiscal year.
(d)    The Borrower will not reincorporate or reorganize in any jurisdiction outside of the United States.
SECTION 6.05.    Investments, Loans, Advances, Guarantees and Acquisitions. The Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger or consolidation with any Person that was not a wholly owned Subsidiary (other than directors’ qualifying shares as required by law or shares held by nominees on behalf of the Borrower or any Subsidiary as required by law) prior to such merger or consolidation) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any Indebtedness of, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any Person or any assets of any other Person constituting a business unit (each, an “Investment”), except:
(a)    Investments constituting Permitted Investments at the time made and Investments existing as of the date hereof and set forth in Schedule 6.05 to the Disclosure Letter and Investments to be made pursuant to written commitments set forth on Schedule 6.05 to the Disclosure Letter;
(b)    Investments by the Borrower and its Subsidiaries existing on the date hereof in the Equity Interests of its Subsidiaries;
(c)    (i) Guarantees by the Borrower of any Indebtedness, (ii) Guarantees by any Subsidiary constituting Indebtedness permitted by Section 6.01 and (iii) Guarantees by the Borrower or any Subsidiary of obligations of the Borrower or any Subsidiary not constituting Indebtedness;
(d)    Investments consisting of extensions of credit in the nature of accounts receivable (including intercompany receivables and intercompany charges of expenses) or notes receivable arising from the grant of trade credit in the ordinary course of business and any prepayments and other credits to suppliers or vendors made in the ordinary course of business, endorsements for collection in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss or in connection with a bankruptcy or reorganization;
(e)    Investments arising out of the receipt of non-cash consideration for any disposition permitted by Section 6.04 or any other disposition not prohibited by this Agreement;

(f)    advances to officers, directors and employees of the Borrower and Subsidiaries made in the ordinary course of business for travel, entertainment, relocation, commission advances and analogous ordinary business purposes;
(g)    Investments arising under any Swap Agreement permitted pursuant to Section 6.06;
(h)    to the extent constituting Investments, pledges and deposits permitted pursuant to clauses (c) and (d) of the definition of Permitted Encumbrances or clauses (k) or (m) of Section 6.02;
(i)    Investments arising under any accelerated stock repurchase agreement, forward contract or other similar agreement that is permitted pursuant to Section 6.08(h);
(j)    Investments of any Person that becomes a Subsidiary after the date hereof, provided that (i) such Investments exists at the time that such Person becomes a Subsidiary and (ii) such Investments were not made in anticipation of such Person becoming a Subsidiary;
(k)    Investments made by the Borrower in or to any Subsidiary or made by any Subsidiary in or to the Borrower or any Subsidiary;
(l)    Investments made by Venture Fund in the ordinary course of business in an aggregate amount not to exceed $100,000,000; and
(m)    any other Investment (including the formation of any Subsidiary in connection with such acquisition and the capitalization of such Subsidiary whether by capital contribution or intercompany loans) so long as both immediately prior to and after giving effect (including giving effect on a pro forma basis) thereto (i) no Default or Event of Default has occurred and is continuing and (ii) the Borrower is in compliance with the financial covenants set forth in Section 6.10 for the most recently ended fiscal quarter.
SECTION 6.06.    Swap Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which the Borrower or any Subsidiary has actual exposure (other than those in respect of Equity Interests of the Borrower or any of its Subsidiaries), (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Subsidiary or foreign exchange rates and (c) Permitted Bond Hedges.
SECTION 6.07.    Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Borrower and its wholly owned (other than directors’ qualifying shares as required by law or shares held by nominees on behalf of the Borrower or any Subsidiary as required by law) Subsidiaries not involving any other Affiliate that is not a Subsidiary, (c) any Restricted Payment permitted by Section 6.08, any Investment permitted by Section 6.04 and any Indebtedness permitted by Section 6.01, (d) indemnification arrangements, employee agreements, compensation arrangements (including equity-based compensation and fees paid to directors), benefit plans or arrangements, and reimbursement of expenses of current or former employees, consultants, officers and directors, (e) severance arrangements entered into in the ordinary course of business, (f) extraordinary retention, bonus or similar arrangements approved by the Borrower’s board of directors (or a committee thereof) and (g) issuance of Equity Interests of the Borrower.
SECTION 6.08.    Restricted Payments. The Borrower will not, and will not permit any of its Subsidiaries to, declare or make, directly or indirectly, any Restricted Payment, except (a) the Borrower may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its common stock, (b) Subsidiaries may declare and pay dividends or make distributions ratably with respect to their Equity Interests, (c) the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees or other eligible service providers of the Borrower and its Subsidiaries, (d) the Borrower may distribute rights pursuant to a stockholder rights plan or redeem such rights, provided that such redemption is in accordance with the terms of such stockholder rights plan, (e) the Borrower may purchase, redeem or otherwise acquire Equity Interests issued by it with the proceeds received from the substantially concurrent issuance of its Equity Interests, (f) the Borrower may repurchase or pay cash in lieu of fractional shares of its Equity Interests arising out of stock dividends, splits or combinations, business combinations or conversions of convertible securities or the exercise of warrants, (g) the Borrower may make Restricted Payments in connection with the retention of Equity Interests in payment of withholding taxes in connection with equity-based compensation plans, (h) Borrower may enter into and purchase its Equity Interests pursuant to any accelerated stock repurchase agreement, forward contract or other similar agreement and perform its obligations thereunder, provided that such repurchase of its Equity Interests is otherwise permitted under clause (e) or clause (l) of this Section 6.08 (for the avoidance of doubt, the amount of all Restricted Payments made to purchase Equity Interests pursuant to this clause (h) shall be determined based upon the net cash payments made after settlement of all payments and obligations pursuant to the terms of such accelerated stock repurchase agreement, forward contract or other similar agreement), (i) the Borrower or any Subsidiary may receive or accept the return to the Borrower or any Subsidiary of Equity Interests of the Borrower or any Subsidiary constituting a portion of the purchase price consideration in settlement of indemnification claims, (j) the Borrower or any Subsidiary may make cash payments in lieu of fractional shares in connection with the conversion of any Equity Interests or make cash settlement payments upon the exercise of warrants to purchase its Equity Interest or “net share settle” warrants, (k) the Borrower may make payments or distributions required by applicable law to dissenting stockholders of a target company on or after the consummation of the acquisition by the Borrower of such target company, (l) the Borrower may enter into, exercise its rights and perform its obligations under Permitted Bond Hedges, and (m) the Borrower and its Subsidiaries may make any other Restricted Payment so long as both immediately prior to and after giving effect (including giving effect on a pro forma basis) thereto (i) no Default or Event of Default has occurred and is continuing and (ii) the Borrower is in compliance with the financial covenants set forth in Section 6.10 for the most recently ended fiscal quarter.
SECTION 6.09.    Restrictive Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets to secure the Obligations, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to holders of its Equity Interests or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, (ii) the foregoing shall not apply to customary restrictions and conditions contained in asset sale agreements, purchase agreements, acquisition agreements (including by way of merger, acquisition or consolidation) entered into by the Borrower or any Subsidiary solely to the extent in effect pending the consummation of such transaction, (iii) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (iv) clause (a) of the foregoing shall not apply to customary provisions in leases, licenses and other contracts restricting the assignment, sublicense, subletting, or encumbrance thereof, (v) the foregoing shall not apply to restrictions and conditions in any indenture, agreement, document, instrument or other arrangement relating to the assets or business of any Subsidiary existing prior to the consummation of an acquisition in which such Subsidiary was acquired (and not created in contemplation of such acquisition), (vi) the foregoing shall not apply to contractual encumbrances or restrictions in effect as of the date hereof and set forth on Schedule 6.09 to the Disclosure Letter (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (vii) the foregoing shall not apply to customary provisions in joint ventures agreements (and other similar agreements) (provided that such provisions apply only to such joint venture and to Equity Interests in such joint venture), (viii) the foregoing shall not apply to customary net worth provisions or similar financial maintenance provisions contained in real property leases entered into by a Subsidiary, so long as the Borrower has determined in good faith that such net worth provisions could not reasonably be expected to impair the ability of the Borrower and the Subsidiaries to meet their ongoing obligations under the Loan Documents, (ix) the foregoing shall not apply to restrictions or conditions set forth in any agreement governing Indebtedness not prohibited by Section 6.01; provided that such restrictions and conditions are customary for such Indebtedness, (x) the foregoing shall not apply to restrictions on cash or other deposits imposed by customers under contracts entered into the ordinary course of business, (xi) the foregoing shall not apply to customary restrictions contained in agreements related to minority Investments made by the Borrower or any Subsidiary in any Person that is not a Subsidiary, and (xii) the foregoing shall not apply to restrictions under any arrangement with any Governmental Authority imposed on any Foreign Subsidiary in connection with government grants, financial aid, tax holidays or similar benefits.
SECTION 6.10.    Financial Covenants.
(a)    Maximum Leverage Ratio. As of the end of each of its fiscal quarters ending on and after January 31, 2019, the Borrower will not permit the Leverage Ratio to be greater than 3.50 to 1.00.
(b)    Minimum Interest Coverage Ratio. As of the end of each of its fiscal quarters ending on and after January 31, 2019, the Borrower will not permit the Interest Coverage Ratio to be less than 3.00 to 1.00.
ARTICLE VII

Events of Default
If any of the following events (“Events of Default”) shall occur:
(a)    the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
(b)    the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;
(c)    any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;
(d)    the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to the Borrower’s existence), 5.08 or 5.09 or in Article VI;
(e)    the Borrower or any Subsidiary Guarantor, as applicable, shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article) or any other Loan Document, and such failure shall continue unremedied for a period of thirty (30) days after written notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);
(f)    the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable after giving effect to any applicable grace periods;
(g)    any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to (w) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, (x) any redemption, repurchase, conversion or settlement with respect to any Convertible Debt Security pursuant to its terms unless such redemption, repurchase, conversion or settlement results from a default thereunder or an event of the type that constitutes an Event of Default, (y) any early payment requirement or unwinding or termination with respect to any Permitted Bond Hedge or other Swap Agreement or (z) any Indebtedness that becomes due as a result of a voluntary refinancing there of or a change of control provision of any Indebtedness of a Subsidiary as a result of the acquisition of such Subsidiary;
(h)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower, any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower, any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;
(i)    the Borrower, any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower, any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;
(j)    the Borrower, any Material Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;
(k)    one or more judgments for the payment of money in an aggregate amount in excess of $100,000,000 (to the extent not covered by a creditworthy insurer that has not denied coverage) shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain unsatisfied or undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor holding a judgment in excess of $100,000,000 to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;
(l)    an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(m)    a Change in Control shall occur; or
(n)    any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or the Borrower or any Subsidiary shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms);
then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) or of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Obligations of the Borrower accrued hereunder and under the other Loan Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower to the fullest extent permitted by applicable law; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other Obligations accrued hereunder and under the other Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower to the fullest extent permitted by applicable law. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity.
ARTICLE VIII

The Administrative Agent
Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.
The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.
The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct as determined by a final nonappealable judgment of a court of competent jurisdiction. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent, and the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation or removal hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.
Each Lender acknowledges and agrees that the extensions of credit made hereunder are commercial loans and not investments in a business enterprise or securities. Each Lender further acknowledges that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder. Each Lender shall, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder and in deciding whether or to the extent to which it will continue as a Lender or assign or otherwise transfer its rights, interests and obligations hereunder.
None of the Lenders, if any, identified in this Agreement as a Syndication Agent shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to the relevant Lenders in their respective capacities as Syndication Agent as it makes with respect to the Administrative Agent in the preceding paragraph.
The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Administrative Agent) authorized to act for, any other Lender. The Administrative Agent shall have the exclusive right on behalf of the Lenders to enforce the payment of the principal of and interest on any Loan after the date such principal or interest has become due and payable pursuant to the terms of this Agreement.
ARTICLE IX

Miscellaneous
SECTION 9.01.    Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:
(i)    if to the Borrower, to it at:
3000 Tannery Way
Santa Clara, CA 95054
Attn: General Counsel
Email: jtrue@paloaltonetworks.com

with a copy to:

3000 Tannery Way
Santa Clara, CA 95054
Attn: Chief Financial Officer
Email: kbonnano@paloaltonetworks.com

(ii)    if to the Administrative Agent, to it at its offices at:
Citibank Delaware, 1615 Brett Road, OPS II, New Castle, DE 19720
Attn: Agency Operations
Phone: (302) 894-6010
Fax: (646) 274-5080
Email: GLAgentOfficeOps@Citi.com

With copies to:

Agency Operations
AgencyABTFSupport@citi.com; and

(iii)    if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through Electronic Systems, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).
(b)    Notices and other communications to the Lenders hereunder may be delivered or furnished by using Electronic Systems pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications (including via PDF) pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes or as otherwise expressly set forth in this Agreement, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(c)    Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.
(d)    Electronic Systems.
(i)    The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make Communications (as defined below) available to the Lenders by posting the Communications on DebtDomain, Intralinks, Syndtrak, ClearPar or a substantially similar Electronic System.
(ii)    Any Electronic System used by the Administrative Agent is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or any Electronic System. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Loan Party, any Lender or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party’s or the Administrative Agent’s transmission of Communications through an Electronic System. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender by means of electronic communications pursuant to this Section, including through an Electronic System.
SECTION 9.02.     Waivers; Amendments. (a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender may have had notice or knowledge of such Default at the time.
(b)    Subject to Section 2.14(b), neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby (except that any amendment or modification of definition of “Leverage Ratio” in this Agreement (or defined terms used in such definition of “Leverage Ratio”) shall not constitute a reduction in the rate of interest or fees for purposes of this clause (ii)), (iii) postpone the scheduled date of payment of the principal amount of any Loan or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby, (iv) change Section 2.18(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender (vi) change the definition of “Applicable Percentage” without the written consent of each Lender directly affected thereby or (vii) except as permitted by Section 9.14, release all or substantially all of the Subsidiary Guarantors from their obligations under the Subsidiary Guaranty, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent (it being understood that any change to Section 2.22 shall require the consent of the Administrative Agent). Notwithstanding the foregoing, no consent with respect to any amendment, waiver or other modification of this Agreement shall be required of any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clause (i), (ii) or (iii) of the first proviso of this paragraph and then only in the event such Defaulting Lender shall be directly affected by such amendment, waiver or other modification.
(c)    Notwithstanding the foregoing, this Agreement and any other Loan Document may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (x) to add one or more credit facilities to this Agreement and to permit extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Revolving Loans and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Lenders.
(d)    If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender directly affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Borrower may elect to replace a Non-Consenting Lender as a Lender party to this Agreement, provided that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrower and the Administrative Agent shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 9.04, and (ii) the Borrower shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 2.15 and 2.17, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.16 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender.
(e)    Notwithstanding anything to the contrary herein the Administrative Agent may, with the consent of the Borrower only, amend, modify or supplement this Agreement or any of the other Loan Documents to cure any ambiguity, omission, mistake, defect or inconsistency.
SECTION 9.03.    Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of one primary counsel for the Administrative Agent (which shall be Davis Polk & Wardwell LLP) and of any special counsel and/or local counsel to the Administrative Agent determined by the Administrative Agent to be reasonably necessary in connection with the syndication and distribution (including, without limitation, via the internet or through a service such as Intralinks) of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the fees, charges and disbursements of one primary counsel for the Administrative Agent or the Lenders and of any special counsel and/or local counsel to the Administrative Agent or the Lenders determined by the Administrative Agent to be reasonably necessary, and one counsel for all the Lenders other than the Administrative Agent (and in the case of an actual or perceived conflict of interest where the Lender affected by such conflict informs the Borrower and retains its own counsel, of another firm of counsel for such affected Lender), in connection with the enforcement or protection of its rights in connection with this Agreement and any other Loan Document, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.
(b)    The Borrower shall indemnify the Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (which, in the case of fees, charges and disbursements of counsel, shall be limited to the reasonable and documented fees, charges and disbursements of (i) one primary counsel, one regulatory counsel and one additional local counsel in each applicable jurisdiction, for the Indemnitees (taken as a whole) and (ii) one additional regulatory counsel, and one additional counsel in each applicable jurisdiction, for all the Lenders and other Indemnitees (taken as a whole) (and, in the case of an actual or potential conflict of interest where the Indemnitee affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected Indemnitee) incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability of or relating to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any of its Subsidiaries, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (w) the bad faith, gross negligence or willful misconduct of such Indemnitee, (x) the material breach by such Indemnitee of its express obligations under this Agreement pursuant to a claim initiated by the Borrower, (y) any dispute solely among Indemnitees (not arising as a result of an act or omission by the Borrower or any of its Subsidiaries or Affiliates) other than claims against any of the Administrative Agent or the Lenders or any of their Affiliates in its capacity or in fulfilling its role as the Administrative Agent, lead arranger, bookrunner or any similar role under this Agreement) or (z) arising from any settlement with respect to such losses, claims, damages, liabilities or related expenses which is entered into by such Indemnitee without the Borrower’s written consent (such consent not to be unreasonably withheld, conditioned or delayed), but if settled with the Borrower’s prior written consent or if there is a final non-appealable judgment against an Indemnitee in respect of such losses, claims, damages, liabilities or related expenses, the Borrower agrees to indemnify and hold harmless each Indemnitee from and against any and all losses, claims, damages, liabilities and expenses by reason of such settlement or judgment in accordance with this paragraph. The Borrower shall not, without the prior written consent of an Indemnitee (such consent not to be unreasonably withheld, conditioned or delayed), effect any settlement with respect to indemnified liabilities in respect of which indemnity could have been sought hereunder by such Indemnitee unless such settlement includes an unconditional release of each Indemnitee from all liability arising out of the applicable investigation, litigation or proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or failure to act by or on behalf of such Indemnitee. Each of the Administrative Agent and the Lenders hereby agrees, on behalf of itself and its related Indemnitees, that any settlement entered into by the Administrative Agent or such Lender, respectively, and its related Indemnitee in connection with a claim or proceeding for which an indemnity claim is made against the Borrower pursuant to the preceding sentence shall be so entered into in good faith and not on an arbitrary or capricious basis. This Section 9.03 shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.
(c)    To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (it being understood that the Borrower’s failure to pay any such amount shall not relieve the Borrower of any default in the payment thereof); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.
(d)    To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives to the fullest extent permitted by applicable law, any claim against any Indemnitee (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or the use of the proceeds thereof.

(e)    All amounts due under this Section shall be payable not later than fifteen (15) days after written demand therefor.
SECTION 9.04.    Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Persons (other than to any natural person or the Borrower, any of its Subsidiaries or any of its Affiliates) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:
(A)    the Borrower (provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof); provided, further, that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee; and
(B)    the Administrative Agent.
(ii)    Assignments shall be subject to the following additional conditions:
(A)    except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;
(B)    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one class of Commitments or Loans;
(C)    the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of $3,500, such fee to be paid by either the assigning Lender or the assignee Lender or shared between such Lenders; and
(D)    the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non- public information about the Borrower and its affiliates and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.
For the purposes of this Section 9.04(b), the term “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or an entity or an Affiliate of an entity that administers or manages a Lender.
(iii)    Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.
(iv)    The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(v)    Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to 2.07(b), 2.18(d) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(c)    Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”), other than to any natural person or the Borrower, any of its Subsidiaries or any of its Affiliates, in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(f) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.18 and 2.19 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 2.15, or 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(d)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
SECTION 9.05.    Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans and the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.
SECTION 9.06.    Counterparts; Integration; Effectiveness; Electronic Execution. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, e-mailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
SECTION 9.07.    Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 9.08.    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final and in whatever currency denominated) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower or any Subsidiary Guarantor against any of and all of the Obligations held by such Lender, irrespective of whether or not such Lender shall have made any demand under the Loan Documents and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.
SECTION 9.09.    Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.
(b)    The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan, and of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New

York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.
(c)    The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
SECTION 9.10.    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 9.11.    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
SECTION 9.12.    Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other professional advisors who need to know such information and are informed of the confidential nature of such information, (b) pursuant to the order of any court or administrative agency or in any pending legal or administrative proceeding, or otherwise as required by applicable law or compulsory legal process (in which case each of the Administrative Agent and the Lenders, as applicable, agree (except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority) to inform the Borrower promptly thereof prior to such disclosure to the extent practicable and permitted by law, rule or regulation), (c) upon the request or demand of any regulatory authority having jurisdiction over the Administrative Agent or the Lenders or any of their respective Affiliates, as applicable, or upon the good faith determination by counsel that such information should be disclosed in light of ongoing oversight or review of by any governmental or regulatory authority having jurisdiction over the Administrative Agent or the Lenders or any of their respective Affiliates, as applicable, (in which case the Administrative Agent or such Lender, as applicable, agrees (except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority) to promptly notify the Borrower thereof, in advance, to the extent practicable and permitted by law, rule or regulation), (d) to any other party to this Agreement, (e) to the extent necessary in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section or as otherwise agreed by the Borrower, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations or to any credit insurance provider relating to the Borrower and its obligations, (g) with the consent of the Borrower, (h) for the purposes of establishing a “due diligence” defense or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source that is not, to the knowledge of the Administrative Agent or such Lender respectively, subject to confidentiality obligations owing to the Borrower or any of its Subsidiaries and prohibiting such disclosure. Notwithstanding the foregoing, none of the Administrative Agent or any Lender shall be required to provide notice of any permitted disclosures made in connection with any regulatory review of the Administrative Agent or such Lender by any governmental agency or regulatory body with jurisdiction over the Administrative Agent or such Lender, so long as such review is not specifically targeted at the Borrower and notice thereof is not prohibited by applicable law, rule, regulation or order. For the purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to their business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or such Subsidiary. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN THE IMMEDIATELY PRECEDING PARAGRAPH FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER, THE OTHER LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.
SECTION 9.13.    USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies each Loan Party that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the Act.
SECTION 9.14.    Releases of Subsidiary Guarantors.
(a)    A Subsidiary Guarantor shall automatically be released from its obligations under the Subsidiary Guaranty upon the consummation of any transaction permitted by this Agreement as a result of which such Subsidiary Guarantor ceases to be a Subsidiary; provided that, if so required by this Agreement, the Required Lenders shall have consented to such transaction and the terms of such consent shall not have provided otherwise. In connection with any termination or release pursuant to this Section (including clause (b) below), the Administrative Agent shall (and is hereby irrevocably authorized by each Lender to) execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Administrative Agent.
(b)    Further, the Administrative Agent may (and is hereby irrevocably authorized by each Lender to), upon the request of the Borrower, release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty if such Subsidiary Guarantor is no longer a Material Subsidiary.
(c)    At such time as the principal and interest on the Loans, the fees, expenses and other amounts payable under the Loan Documents and the other Obligations (other than contingent indemnity or reimbursement obligations and Obligations expressly stated to survive such payment and termination) shall have been paid in full in cash, the Commitments shall have been terminated, the Subsidiary Guaranty (if any) and all obligations (other than contingent indemnity or reimbursement obligations and Obligations expressly stated to survive such termination) of each Subsidiary Guarantor thereunder shall automatically terminate, all without delivery of any instrument or performance of any act by any Person.

SECTION 9.15.    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.
SECTION 9.16.    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Lenders and their Affiliates, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Lenders and their Affiliates is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) no Lender or any of its Affiliates has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except, in the case of a Lender, those obligations expressly set forth herein and in the other Loan Documents; and (iii) each of the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and no Lender or any of its Affiliates has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against each of the Lenders and their Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
SECTION 9.17.    Certain ERISA Matters.
(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the lead arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of Section 3(42)

of ERISA or otherwise) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)    In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the lead arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent and the lead arranger and their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
SECTION 9.18.    Acknowledgement and Consent to Bail-In of EEA Financial Institutions.
Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

PALO ALTO NETWORKS, INC.

By:	/s/ KATHLEEN BONANNO
Name: Kathleen Bonanno
Title: Chief Financial Officer

Signature Page in Credit Agreement
Palo Alto Networks, Inc.

CITIBANK, N.A., as a Lender and as Administrative Agent
By:	/s/ SUSAN M. OLSEN
Name: Susan M. Olsen
Title: Vice President

Signature Page in Credit Agreement
Palo Alto Networks, Inc.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender
By:	/s/ JASON AUGUSTE
Name: Jason Auguste
Title: Vice President

Signature Page in Credit Agreement
Palo Alto Networks, Inc.

CREDIT SUISSE AG CAYMAN ISLANDS BRANCH, as a Lender
By:	/s/ WILLIAM O’ DALY
Name: William O’ Daly
Title: Authorized Signatory

By:	/s/ KOMAL SHAH
Name: Komal Shah
Title: Authorized Signatory

Signature Page in Credit Agreement
Palo Alto Networks, Inc.

GOLDMAN SACHS BANK USA, as a Lender
By:	/s/ REBECCA KRATZ
Name: Rebecca Kratz
Title: Authorized Signatory

Signature Page in Credit Agreement
Palo Alto Networks, Inc.

MORGAN STANLEY BANK, N.A., as a Lender
By:	/s/ MICHAEL KING
Name: Michael King
Title: Authorized Signatory

Signature Page in Credit Agreement
Palo Alto Networks, Inc.

Royal Bank of Canada, as a Lender
By:	/s/ THEODORE BROWN
Name: Theodore Brown
Title: Authorized Signatory

Signature Page in Credit Agreement
Palo Alto Networks, Inc.

SCHEDULE 2.01

COMMITMENTS

LENDER	COMMITMENT
Citibank, N.A.	$120,000,000
Wells Fargo Bank, N.A.	$105,000,000
Credit Suisse AG, Cayman Islands Branch	$43,750,000
Goldman Sachs Bank USA	$43,750,000
Morgan Stanley Bank, N.A.	$43,750,000
Royal Bank of Canada	$43,750,000
AGGREGATE COMMITMENT	$400,000,000

EXHIBIT A
ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee: [and is an Affiliate/Approved Fund of [identify Lender]1]

3.	Borrower(s): Palo Alto Networks, Inc.

4.	Administrative Agent: Citibank, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement: The Credit Agreement dated as of September 4, 2018 among Palo Alto Networks, Inc., the Lenders parties thereto, Citibank, N.A., as Administrative Agent

___________
1 Select as applicable.

6.	Assigned Interest:

Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/Loans[2]
$	$	%
$	$	%
$	$	%

Effective Date:                            , 20    [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]
By:
Title:

ASSIGNEE [NAME OF ASSIGNEE]
By:
Title:

Consented to and Accepted: CITIBANK, N.A., as Administrative Agent
By:
Title:

[Consented to:][3] PALO ALTO NETWORKS, INC.
By:
Name: Title:

___________
2 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
3 To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

2

3

ANNEX I
STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION
1. Representations and Warranties.
1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is not a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2 Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement (subject to such consents, if any, as may be required thereunder) that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has independently and without reliance on the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, and (vii) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy, e-mailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

2

EXHIBIT B
[INTENTIONALLY OMITTED]

EXHIBIT C

FORM OF INCREASING LENDER SUPPLEMENT
INCREASING LENDER SUPPLEMENT, dated                   , 20    (this “Supplement”), by and among each of the signatories hereto, to the Credit Agreement, dated as of September 4, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Palo Alto Networks, Inc. (the “Borrower”), the Lenders party thereto and Citibank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).
W I T N E S S E T H
WHEREAS, pursuant to Section 2.20 of the Credit Agreement, the Borrower has the right, subject to the terms and conditions thereof, to effectuate from time to time an increase in the Aggregate Commitment under the Credit Agreement by requesting one or more Lenders to increase the amount of its Commitment;
WHEREAS, the Borrower has given notice to the Administrative Agent of its intention to increase the Aggregate Commitment pursuant to such Section 2.20; and
WHEREAS, pursuant to Section 2.20 of the Credit Agreement, the undersigned Increasing Lender now desires to increase the amount of its Commitment under the Credit Agreement by executing and delivering to the Borrower and the Administrative Agent this Supplement;
NOW, THEREFORE, each of the parties hereto hereby agrees as follows:
1. The undersigned Increasing Lender agrees, subject to the terms and conditions of the Credit Agreement, that on the date of this Supplement it shall have its Commitment increased by $[                  ], thereby making the aggregate amount of its total Commitments equal to $[            ].
2. The Borrower hereby represents and warrants that no Default or Event of Default has occurred and is continuing on and as of the date hereof.
3. Terms defined in the Credit Agreement shall have their defined meanings when used herein.
4. This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.
5. This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF INCREASING LENDER]
By:
Name:
Title:

Accepted and agreed to as of the date first written above:

PALO ALTO NETWORKS, INC.
By:
Name:
Title:

Acknowledged as of the date first written above:

CITIBANK, N.A. as Administrative Agent
By:
Name:
Title:

2

EXHIBIT D

FORM OF AUGMENTING LENDER SUPPLEMENT
AUGMENTING LENDER SUPPLEMENT, dated              , 20    (this “Supplement”), to the Credit Agreement, dated as of September 4, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Palo Alto Networks, Inc. (the “Borrower”), the Lenders party thereto and Citibank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).
W I T N E S S E T H
WHEREAS, the Credit Agreement provides in Section 2.20 thereof that any bank, financial institution or other entity may extend Commitments under the Credit Agreement subject to the approval of the Borrower and the Administrative Agent, by executing and delivering to the Borrower and the Administrative Agent a supplement to the Credit Agreement in substantially the form of this Supplement; and
WHEREAS, the undersigned Augmenting Lender was not an original party to the Credit Agreement but now desires to become a party thereto;
NOW, THEREFORE, each of the parties hereto hereby agrees as follows:
1. The undersigned Augmenting Lender agrees to be bound by the provisions of the Credit Agreement and agrees that it shall, on the date of this Supplement, become a Lender for all purposes of the Credit Agreement to the same extent as if originally a party thereto, with a Commitment with respect to Revolving Loans of $[               ].
2. The undersigned Augmenting Lender (a) represents and warrants that it is legally authorized to enter into this Supplement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and has reviewed such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Supplement and to purchase the Assigned Interest; (c) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

3. The undersigned’s address for notices for the purposes of the Credit Agreement is as follows:
[               ]
4. The Borrower hereby represents and warrants that no Default or Event of Default has occurred and is continuing on and as of the date hereof.
5. Terms defined in the Credit Agreement shall have their defined meanings when used herein.
6. This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.
7. This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.
[remainder of this page intentionally left blank]

2

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF AUGMENTING LENDER]
By:
Name:
Title:

Accepted and agreed to as of the date first written above:

PALO ALTO NETWORKS, INC.
By:
Name:
Title:

Acknowledged as of the date first written above:

CITIBANK, N.A. as Administrative Agent
By:
Name:
Title:

3

EXHIBIT E

LIST OF CLOSING DOCUMENTS
PALO ALTO NETWORKS, INC.

CREDIT FACILITIES
September 4, 2018
LIST OF CLOSING DOCUMENTS1
A.    LOAN DOCUMENTS

1.
Credit Agreement (the “Credit Agreement”) by and among Palo Alto Networks, Inc., a Delaware corporation (the “Borrower”), the institutions from time to time parties thereto as Lenders (the “Lenders”) and Citibank, N.A., in its capacity as Administrative Agent for itself and the other Lenders (the “Administrative Agent”), evidencing a revolving credit facility to the Borrower from the Lenders in an initial aggregate principal amount of $400,000,000.

SCHEDULE

Schedule 2.01	-- Commitments
EXHIBITS

Exhibit A	-- Form of Assignment and Assumption

Exhibit B	-- [Intentionally Omitted]

Exhibit C	-- Form of Increasing Lender Supplement

Exhibit D	-- Form of Augmenting Lender Supplement

Exhibit E	-- List of Closing Documents

Exhibit F	-- Form of Subsidiary Guaranty

Exhibit G-1	-- Form of U.S. Tax Certificate (Foreign Lenders That Are Not Partnerships)

Exhibit G-2	-- Form of U.S. Tax Certificate (Foreign Participants That Are Not Partnerships)

Exhibit G-3	-- Form of U.S. Tax Certificate (Foreign Participants That Are Partnerships)

Exhibit G-4	-- Form of U.S. Tax Certificate (Foreign Lenders That Are Partnerships)

Exhibit H-1	-- Form of Borrowing Request

Exhibit H-2	-- Form of Interest Election Request

Exhibit I	-- Form of Note

Exhibit J	-- Form of Compliance Certificate

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1 Each capitalized term used herein and not defined herein shall have the meaning assigned to such term in the above-defined Credit Agreement. Items appearing in bold and italics shall be prepared and/or provided by the Borrower and/or Borrower’s counsel.

2.	Notes executed by the Borrower in favor of each of the Lenders, if any, which has requested a note pursuant to Section 2.10(e) of the Credit Agreement.

3.
If there will be any Subsidiary Guarantors on the Effective Date, the Subsidiary Guaranty executed by the Subsidiary Guarantors and delivered to the Administrative Agent for the benefit of the Lenders.

B.    CORPORATE DOCUMENTS

4.
Certificate of the Secretary or an Assistant Secretary of each Loan Party certifying (i) that there have been no changes in the Certificate of Incorporation or other charter document of such Loan Party, as attached thereto and as certified as of a recent date by the Secretary of State (or analogous governmental entity) of the jurisdiction of its organization, since the date of the certification thereof by such governmental entity, (ii) the By-Laws or other applicable organizational document, as attached thereto, of such Loan Party as in effect on the date of such certification, (iii) resolutions of the Board of Directors or other governing body of such Loan Party authorizing the execution, delivery and performance of each Loan Document to which it is a party, and (iv) the names and true signatures of the incumbent officers of such Loan Party authorized to sign the Loan Documents to which it is a party, and (x) in the case of the Borrower, authorized to request a Borrowing and (y) in the case of the Guarantors, authorized to Guarantee the Obligations.

5.	Good Standing Certificate for the Borrower from the Secretary of State of the jurisdiction of its organization.
C.    OPINIONS

6.	Opinion of Wilson Sonsini Goodrich & Rosati PC, counsel for the Borrower.
D.    CLOSING CERTIFICATES AND MISCELLANEOUS

7.
A Certificate signed by the Chief Executive Officer or a Financial Officer of the Borrower certifying the following: (i) all of the representations and warranties of the Borrower set forth in the Credit Agreement are true and correct and (ii) no Default or Event of Default has occurred and is then continuing.

8.	Beneficial Ownership Certification.

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EXHIBIT F

FORM OF SUBSIDIARY GUARANTY

GUARANTY
THIS GUARANTY (as amended, restated, supplemented or modified from time to time, this “Guaranty”) is made as of [               ], by and among each of the undersigned (the “Initial Guarantors” and along with any additional Subsidiaries of the Borrower which become parties to this Guaranty by executing a supplement hereto in the form attached as Annex I, the “Guarantors”) in favor of the Administrative Agent, for the ratable benefit of the Holders of Guaranteed Obligations (as defined below), under the Credit Agreement referred to below.
WITNESSETH
WHEREAS, Palo Alto Networks, Inc., a Delaware corporation (the “Borrower”), the institutions from time to time parties thereto as lenders (the “Lenders”), and Citibank, N.A., in its capacity as administrative agent (the “Administrative Agent”), have entered into a certain Credit Agreement dated as of September 4, 2018 (as the same may be amended, modified, supplemented and/or restated, and as in effect from time to time, the “Credit Agreement”), providing, subject to the terms and conditions thereof, for extensions of credit and other financial accommodations to be made by the Lenders to the Borrower;
WHEREAS, it is a condition precedent to the extensions of credit by the Lenders under the Credit Agreement that each of the Guarantors (constituting all of the Subsidiaries of the Borrower required to execute this Guaranty pursuant to Section 5.09 of the Credit Agreement) execute and deliver this Guaranty, whereby each of the Guarantors shall guarantee the payment when due of all Obligations; and
WHEREAS, in consideration of the direct and indirect financial and other support that the Borrower has provided, and such direct and indirect financial and other support as the Borrower may in the future provide, to the Guarantors, and in order to induce the Lenders and the Administrative Agent to enter into the Credit Agreement, each of the Guarantors is willing to guarantee the Obligations of the Borrower;
NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1. Definitions. Terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.
SECTION 2. Representations, Warranties and Covenants. Each of the Guarantors represents and warrants (which representations and warranties shall be deemed to have been renewed at the time of the making, conversion or continuation of any Loan) that:
(A)     It is a corporation, partnership or limited liability company duly incorporated, organized or formed, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation, organization or formation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except to the extent that the failure to have such authority could not reasonably be expected to have a Material Adverse Effect.
(B)     It (to the extent applicable) has the requisite power and authority and legal right to execute and deliver this Guaranty and to perform its obligations hereunder. The execution and delivery by each Guarantor of this Guaranty and the performance by each Guarantor of its obligations hereunder have been duly authorized by all necessary corporate, partnership or limited liability company action by such Guarantor, and this Guaranty constitutes a legal, valid and binding obligation of such Guarantor, respectively, enforceable against such Guarantor, respectively, in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity, regardless of whether considered in proceeding in equity or at law.
(C)     Neither the execution and delivery by it of this Guaranty, nor the consummation by it of the transactions herein contemplated, nor compliance by it with the provisions hereof will (i) violate any applicable law or regulation or its charter, by-laws or other organizational documents or violate or result in a default under any indenture, material agreement or other material instrument binding upon it or its assets, or give rise thereunder to require any payment to be made by it, or (ii) result in the creation or imposition of any Lien on any of its assets. No consent or approval of, registration or filing with, or any action by, any Governmental Authority is required to be obtained by it in connection with the execution, delivery and performance by it of, or the legality, validity, binding effect or enforceability against it of, this Guaranty, except such as have been obtained or made and are in full force and effect.
In addition to the foregoing, each of the Guarantors covenants that, so long as any Lender has any Commitment outstanding under the Credit Agreement or any amount payable under the Credit Agreement or any other Guaranteed Obligations (as defined below) shall remain unpaid (other than Obligations expressly stated to survive the termination of the Credit Agreement and the Commitments), it will, and, if necessary, will enable the Borrower to, fully comply with those covenants and agreements of the Borrower applicable to such Guarantor set forth in the Credit Agreement.
SECTION 3. The Guaranty. Each of the Guarantors hereby unconditionally and irrevocably guarantees, jointly with the other Guarantors and severally, the full and punctual payment and performance when due (whether at stated maturity, upon acceleration or otherwise) of the Obligations, including, without limitation, (i) the principal of and interest on each Loan made to the Borrower pursuant to the Credit Agreement (including any interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Borrower or any Guarantor (or would accrue but for the operation of applicable bankruptcy or insolvency laws), whether or not such interest is allowed or allowable as a claim in any such proceeding) and (ii) the punctual and faithful performance, keeping, observance, and fulfillment by the Borrower of all of the agreements, conditions, covenants, and obligations of the Borrower contained in the Loan Documents (all of the foregoing being referred to collectively as the “Guaranteed Obligations” and the holders from time to time of the Guaranteed Obligations being referred to collectively as the “Holders of Guaranteed Obligations”). Notwithstanding the foregoing, and for the avoidance of doubt, any obligations arising from Permitted Bond Hedges and all other amounts payable under any Permitted Bond Hedges shall not be considered Guaranteed Obligations. Upon (x) the failure by the Borrower to pay punctually any such amount or perform such obligation, and (y) such failure continuing beyond any applicable grace or notice and cure period, each of the Guarantors agrees that it shall forthwith on demand pay such amount or perform such obligation at the place and in the manner specified in the Credit Agreement or the relevant Loan Document, as the case may be. Each of the Guarantors hereby agrees that this Guaranty is an absolute, irrevocable and unconditional guaranty of payment and is not a guaranty of collection.

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SECTION 4. Guaranty Unconditional. The obligations of each of the Guarantors hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:
(A)     any extension, renewal, settlement, indulgence, compromise, waiver or release of or with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other guarantor of any of the Guaranteed Obligations, whether (in any such case) by operation of law or otherwise, or any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other guarantor of any of the Guaranteed Obligations;
(B)     any modification or amendment of or supplement to the Credit Agreement or any other Loan Document, including, without limitation, any such amendment which may increase the amount of, or the interest rates applicable to, any of the Obligations guaranteed hereby;
(C)     any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any collateral securing the Guaranteed Obligations or any part thereof, any other guaranties with respect to the Guaranteed Obligations or any part thereof, or any other obligation of any person or entity with respect to the Guaranteed Obligations or any part thereof, or any nonperfection or invalidity of any direct or indirect security for the Guaranteed Obligations;
(D)     any change in the corporate, partnership or other existence, structure or ownership of the Borrower or any other guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or any other guarantor of the Guaranteed Obligations, or any of their respective assets or any resulting release or discharge of any obligation of the Borrower or any other guarantor of any of the Guaranteed Obligations;
(E)     the existence of any claim, setoff or other rights which the Guarantors may have at any time against the Borrower, any other guarantor of any of the Guaranteed Obligations, the Administrative Agent, any Holder of Guaranteed Obligations or any other Person, whether in connection herewith or in connection with any unrelated transactions; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;
(F)     the enforceability or validity of the Guaranteed Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral securing the Guaranteed Obligations or any part thereof, or any other invalidity or unenforceability relating to or against the Borrower or any other guarantor of any of the Guaranteed Obligations, for any reason related to the Credit Agreement, any other Loan Document, or any provision of applicable law, decree, order or regulation of any jurisdiction purporting to prohibit the payment by the Borrower or any other guarantor of the Guaranteed Obligations, of any of the Guaranteed Obligations or otherwise affecting any term of any of the Guaranteed Obligations;
(G)     the failure of the Administrative Agent to take any steps to perfect and maintain any security interest in, or to preserve any rights to, any security or collateral for the Guaranteed Obligations, if any;
(H)     the election by, or on behalf of, any one or more of the Holders of Guaranteed Obligations, in any proceeding instituted under Chapter 11 of Title 11 of the United States Code (11 U.S.C. 101 et seq.) (the “Bankruptcy Code”), of the application of Section 1111(b)(2) of the Bankruptcy Code;

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(I)     any borrowing or grant of a security interest by the Borrower, as debtor-in-possession, under Section 364 of the Bankruptcy Code;
(J)     the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of the claims of the Holders of Guaranteed Obligations or the Administrative Agent for repayment of all or any part of the Guaranteed Obligations;
(K)     the failure of any other guarantor to sign or become party to this Guaranty or any amendment, change, or reaffirmation hereof; or
(L)     any other act or omission to act or delay of any kind by the Borrower, any other guarantor of the Guaranteed Obligations, the Administrative Agent, any Holder of Guaranteed Obligations or any other Person or any other circumstance whatsoever which might, but for the provisions of this Section 4, constitute a legal or equitable discharge of any Guarantor’s obligations hereunder except as provided in Section 5.
SECTION 5. Continuing Guarantee; Discharge Only Upon Payment In Full; Reinstatement In Certain Circumstances. Each of the Guarantors’ obligations hereunder shall constitute a continuing and irrevocable guarantee of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until all Guaranteed Obligations (other than contingent indemnity or reimbursement obligations or other Obligations expressly stated to survive the termination of the Credit Agreement and the Commitments) shall have been paid in full in cash and the Commitments under the Credit Agreement shall have terminated or expired. If at any time any payment of the principal of or interest on any Loan or any other amount payable by the Borrower or any other party under the Credit Agreement or any other Loan Document (including a payment effected through exercise of a right of setoff) is rescinded, or is or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise (including pursuant to any settlement entered into by a Holder of Guaranteed Obligations in its discretion), each of the Guarantors’ obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.
SECTION 6. General Waivers; Additional Waivers.
(A)     General Waivers. Each of the Guarantors irrevocably waives to the fullest extent permitted by applicable law acceptance hereof, presentment, demand or action on delinquency, protest, the benefit of any statutes of limitations and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Borrower, any other guarantor of the Guaranteed Obligations, or any other Person.
(B)     Additional Waivers. Notwithstanding anything herein to the contrary, each of the Guarantors hereby absolutely, unconditionally, knowingly, and expressly waives to the fullest extent permitted by law:
(i)     any right it may have to revoke this Guaranty as to future indebtedness arising under the Loan Documents;
(ii)     (a) notice of acceptance hereof; (b) notice of any loans or other financial accommodations made or extended under the Loan Documents or the creation or existence of any Guaranteed Obligations; (c) notice of the amount of the Guaranteed Obligations, subject, however, to each Guarantor’s right to make inquiry of Administrative Agent and Holders of Guaranteed Obligations to ascertain the amount of the Guaranteed Obligations at any reasonable time; (d) notice

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of any adverse change in the financial condition of the Borrower or of any other fact that might increase such Guarantor’s risk hereunder; (e) notice of presentment for payment, demand, protest, and notice thereof as to any instruments among the Loan Documents; (f) notice of any Default or Event of Default; and (g) all other notices (except if such notice is specifically required to be given to such Guarantor hereunder or under the Loan Documents) and demands to which each Guarantor might otherwise be entitled;
(iii)     its right, if any, to require the Administrative Agent and the other Holders of Guaranteed Obligations to institute suit against, or to exhaust any rights and remedies which the Administrative Agent and the other Holders of Guaranteed Obligations has or may have against, the other Guarantors or any third party; and each Guarantor further waives to the fullest extent permitted by applicable law any defense arising by reason of any disability or other defense (other than the defense that the Guaranteed Obligations shall have been fully and finally performed) of the other Guarantors or by reason of the cessation from any cause whatsoever of the liability of the other Guarantors in respect thereof;
(iv)     (a) any rights to assert against the Administrative Agent and the other Holders of Guaranteed Obligations any defense (legal or equitable), set-off, counterclaim, or claim which such Guarantor may now or at any time hereafter have against the other Guarantors or any other party liable to the Administrative Agent and the other Holders of Guaranteed Obligations; (b) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Guaranteed Obligations or any security therefor; (c) any defense such Guarantor has to performance hereunder, and any right such Guarantor has to be exonerated, arising by reason of: the impairment or suspension of the Administrative Agent’s and the other Holders of Guaranteed Obligations’ rights or remedies against the other Guarantors; the alteration by the Administrative Agent and the other Holders of Guaranteed Obligations of the Guaranteed Obligations; any discharge of the other Guarantors’ obligations to the Administrative Agent and the other Holders of Guaranteed Obligations by operation of law as a result of the Administrative Agent’s and the other Holders of Guaranteed Obligations’ intervention or omission; or the acceptance by the Administrative Agent and the other Holders of Guaranteed Obligations of anything in partial satisfaction of the Guaranteed Obligations; and (d) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Guaranteed Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to such Guarantor’s liability hereunder; and
(v)     any defense arising by reason of or deriving from (a) any claim or defense based upon an election of remedies by the Administrative Agent and the other Holders of Guaranteed Obligations; or (b) any election by the Administrative Agent and the other Holders of Guaranteed Obligations under Section 1111(b) of Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect (or any successor statute), to limit the amount of, or any collateral securing, its claim against the Guarantors.
SECTION 7. Subordination of Subrogation; Subordination of Intercompany Indebtedness.
(A)     Subordination of Subrogation. Until the Guaranteed Obligations (other than contingent indemnity or reimbursement obligations or other Obligations expressly stated to survive the termination of the Credit Agreement and the Commitments) have been paid in full in cash, the Guarantors (i) shall have no right of subrogation with respect to such Guaranteed Obligations and (ii) agree not to exercise any right to enforce any remedy which the Holders of Guaranteed Obligations

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or the Administrative Agent now have or may hereafter have against the Borrower, any endorser or any guarantor of all or any part of the Guaranteed Obligations or any other Person, and, until the Guaranteed Obligations (other than contingent indemnity or reimbursement obligations or other Obligations expressly stated to survive the termination of the Credit Agreement and the Commitments) have been paid in full in cash, the Guarantors waive to the fullest extent permitted by law any benefit of, and any right to participate in, any security or collateral given to the Holders of Guaranteed Obligations and the Administrative Agent to secure the payment or performance of all or any part of the Guaranteed Obligations or any other liability of the Borrower to the Holders of Guaranteed Obligations. Should any Guarantor have the right, notwithstanding the foregoing, to exercise its subrogation rights, each Guarantor hereby expressly and irrevocably (A) subordinates any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off that such Guarantor may have to the payment in full in cash of the Guaranteed Obligations (other than contingent indemnity or reimbursement obligations or other Obligations expressly stated to survive the termination of the Credit Agreement and the Commitments) and (B) waives to the fullest extent permitted by applicable law any and all defenses available to a surety, guarantor or accommodation co-obligor until the Guaranteed Obligations (other than contingent indemnity or reimbursement obligations or other Obligations expressly stated to survive the termination of the Credit Agreement and the Commitments) are paid in full in cash. Each Guarantor acknowledges and agrees that this subordination is intended to benefit the Administrative Agent and the other Holders of Guaranteed Obligations and shall not limit or otherwise affect such Guarantor’s liability hereunder or the enforceability of this Guaranty, and that the Administrative Agent, the other Holders of Guaranteed Obligations and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 7(A).
(B)     Subordination of Intercompany Indebtedness. Each Guarantor agrees that any and all claims of such Guarantor against the Borrower or any other Guarantor hereunder (each an “Obligor”) with respect to any “Intercompany Indebtedness” (as hereinafter defined), any endorser, obligor or any other guarantor of all or any part of the Guaranteed Obligations, or against any of its properties shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Guaranteed Obligations (other than contingent indemnity or reimbursement obligations or other Obligations expressly stated to survive the termination of the Credit Agreement and the Commitments); provided that, as long as no Event of Default has occurred and is continuing, such Guarantor may receive payments of principal and interest, and any other payments of any kind, from any Obligor with respect to Intercompany Indebtedness. Notwithstanding any right of any Guarantor to ask, demand, sue for, take or receive any payment from any Obligor, all rights, liens and security interests of such Guarantor, whether now or hereafter arising and howsoever existing, in any assets of any other Obligor shall be and are subordinated to the rights of the Holders of Guaranteed Obligations and the Administrative Agent in those assets. If all or any part of the assets of any Obligor, or the proceeds thereof, are subject to any distribution, division or application to the creditors of such Obligor, by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of any such Obligor is dissolved or if substantially all of the assets of any such Obligor are sold in each case except as permitted or not prohibited by the Credit Agreement, then, and in any such event (such events being herein referred to as an “Insolvency Event”), any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any indebtedness of any Obligor to any Guarantor (“Intercompany Indebtedness”) shall be paid or delivered directly to the Administrative Agent for application on any of the Guaranteed Obligations, due or to become due, until such Guaranteed Obligations (other than contingent indemnity or reimbursement obligations or other Obligations expressly stated to survive the

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termination of the Credit Agreement and the Commitments) shall have first been fully paid and satisfied (in cash). Should any payment, distribution, security or instrument or proceeds thereof be received by the applicable Guarantor upon or with respect to the Intercompany Indebtedness after any Insolvency Event and prior to the satisfaction of all of the Guaranteed Obligations (other than contingent indemnity or reimbursement obligations or other Obligations expressly stated to survive the termination of the Credit Agreement and the Commitments) and the termination of all financing arrangements pursuant to any Loan Document among the Borrower and the Holders of Guaranteed Obligations, such Guarantor shall receive and hold the same in trust, as trustee, for the benefit of the Holders of Guaranteed Obligations and shall forthwith deliver the same to the Administrative Agent, for the benefit of the Holders of Guaranteed Obligations, in precisely the form received (except for the endorsement or assignment of the Guarantor where necessary), for application to any of the Guaranteed Obligations, due or not due, and, until so delivered, the same shall be held in trust by the Guarantor as the property of the Holders of Guaranteed Obligations. If any such Guarantor fails to make any such endorsement or assignment to the Administrative Agent, the Administrative Agent or any of its officers or employees is irrevocably authorized to make the same. Each Guarantor agrees that until the Guaranteed Obligations (other than contingent indemnity or reimbursement obligations or other Obligations expressly stated to survive the termination of the Credit Agreement and the Commitments) have been paid in full (in cash) and satisfied and all financing arrangements pursuant to any Loan Document among the Borrower and the Holders of Guaranteed Obligations have been terminated, except as otherwise permitted by the Credit Agreement, no Guarantor will assign or transfer to any Person (other than the Administrative Agent) any claim any such Guarantor has or may have against any Obligor.
SECTION 8. Contribution with Respect to Guaranteed Obligations.
(A)     To the extent that any Guarantor shall make a payment under this Guaranty (a “Guarantor Payment”) which, taking into account all other Guarantor Payments then previously or concurrently made by any other Guarantor, exceeds the amount which otherwise would have been paid by or attributable to such Guarantor if each Guarantor had paid the aggregate Guaranteed Obligations (other than contingent indemnity and reimbursement obligations) satisfied by such Guarantor Payment in the same proportion as such Guarantor’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Guarantors as determined immediately prior to the making of such Guarantor Payment, then, following payment in full in cash of the Guaranteed Obligations (other than contingent indemnity obligations) and termination of the Credit Agreement, such Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Guarantor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.
(B)     As of any date of determination, the “Allocable Amount” of any Guarantor shall be equal to the excess of the fair saleable value of the property of such Guarantor over the total liabilities of such Guarantor (including the maximum amount reasonably expected to become due in respect of contingent liabilities, calculated, without duplication, assuming each other Guarantor that is also liable for such contingent liability pays its ratable share thereof), giving effect to all payments made by other Guarantors as of such date in a manner to maximize the amount of such contributions.
(C)     This Section 8 is intended only to define the relative rights of the Guarantors, and nothing set forth in this Section 8 is intended to or shall impair the obligations of the Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Guaranty.

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(D)     The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Guarantor or Guarantors to which such contribution and indemnification is owing.
(E)     The rights of the indemnifying Guarantors against other Guarantors under this Section 8 shall be exercisable upon the full and payment of the Guaranteed Obligations (other than contingent indemnity obligations) in cash and the termination of the Credit Agreement.
SECTION 9. Limitation of Guaranty. Notwithstanding any other provision of this Guaranty, the amount guaranteed by each Guarantor hereunder shall be limited to the extent, if any, required so that its obligations hereunder shall not be subject to avoidance under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law. In determining the limitations, if any, on the amount of any Guarantor’s obligations hereunder pursuant to the preceding sentence, it is the intention of the parties hereto that any rights of subrogation, indemnification or contribution which such Guarantor may have under this Guaranty, any other agreement or applicable law shall be taken into account.
SECTION 10. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrower under the Credit Agreement or any other Loan Document is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement or any other Loan Document shall nonetheless be payable by each of the Guarantors hereunder forthwith on demand by the Administrative Agent.
SECTION 11. Notices. All notices, requests and other communications to any party hereunder shall be given in the manner prescribed in Article IX of the Credit Agreement with respect to the Administrative Agent at its notice address therein and with respect to any Guarantor, in care of the Borrower at the address of the Borrower set forth in the Credit Agreement or such other address or telecopy number as such party may hereafter specify for such purpose by notice to the Administrative Agent in accordance with the provisions of such Article IX.

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SECTION 12. No Waivers. No failure or delay by the Administrative Agent or any other Holder of Guaranteed Obligations in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Guaranty, the Credit Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.
SECTION 13. Successors and Assigns. This Guaranty is for the benefit of the Administrative Agent and the other Holders of Guaranteed Obligations and their respective successors and permitted assigns; provided, that no Guarantor shall have any right to assign its rights or obligations hereunder without the consent of all of the Lenders, and any such assignment in violation of this Section 13 shall be null and void; and in the event of an assignment of any amounts payable under the Credit Agreement or the other Loan Documents in accordance with the respective terms thereof, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty shall be binding upon each of the Guarantors and their respective successors and assigns.
SECTION 14. Changes in Writing. Other than in connection with the addition of additional Subsidiaries, which become parties hereto by executing a supplement hereto in the form attached as Annex I, neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by each of the Guarantors and the Administrative Agent.
SECTION 15. GOVERNING LAW. THIS GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.
SECTION 16. CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL; IMMUNITY.
(A)     CONSENT TO JURISDICTION. EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, BOROUGH OF MANHATTAN, AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS GUARANTY OR ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(B)     WAIVER OF JURY TRIAL. EACH GUARANTOR HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER

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SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER AND FURTHER WAIVES ANY RIGHT TO INTERPOSE ANY COUNTERCLAIM (OTHER THAN ANY COMPULSORY COUNTERCLAIM) RELATED TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY IN SUCH ACTION.
(C)     TO THE EXTENT THAT ANY GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER FROM SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OF A JUDGMENT, EXECUTION OR OTHERWISE), EACH GUARANTOR HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY.
SECTION 17. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Guaranty. In the event an ambiguity or question of intent or interpretation arises, this Guaranty shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Guaranty.
SECTION 18. Taxes, Expenses of Enforcement, Etc.
(A)     Taxes.
(i)     Each payment by any Guarantor hereunder shall be made without withholding for any Taxes, unless such withholding is required by any law. If any Guarantor determines, in its sole discretion exercised in good faith, that it is so required to withhold Taxes, then such Guarantor may so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable law. If such Taxes are Indemnified Taxes, then the amount payable by the Guarantor shall be increased as necessary so that, net of such withholding (including such withholding applicable to additional amounts payable under this Section), the applicable Recipient receives the amount it would have received had no such withholding been made.
(ii)     In addition, such Guarantor making a payment hereunder shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, Other Taxes.
(iii)     As soon as practicable after any payment of Indemnified Taxes by any Guarantor to a Governmental Authority, such Guarantor shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(iv)     The Guarantors shall indemnify each Recipient for any Indemnified Taxes that are paid or payable by such Recipient in connection with any Loan Document (including amounts payable under this Section 18(A)) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 18(A) shall be paid within ten (10) days after the Recipient delivers to any Guarantor a certificate stating the amount of any Indemnified

10

Taxes so payable by such Recipient. Such certificate shall be conclusive of the amount so payable absent manifest error. Such Recipient shall deliver a copy of such certificate to the Administrative Agent. In the case of any Lender making a claim under this Section 18(A) on behalf of any of its beneficial owners, an indemnity payment under this Section 18(A) shall be due only to the extent that such Lender is able to establish that, with respect to the applicable Indemnified Taxes, such beneficial owners supplied to the applicable Persons such properly completed and executed documentation necessary to claim any applicable exemption from, or reduction of, such Indemnified Taxes.
(v)     By accepting the benefits hereof, each Lender agrees that it will comply with Section 2.17(f) of the Credit Agreement.
(B)     Expenses of Enforcement, Etc. The Guarantors agree to reimburse the Administrative Agent and the other Holders of Guaranteed Obligations for any reasonable costs and out-of-pocket expenses (including attorneys’ fees) paid or incurred by the Administrative Agent or any other Holder of Guaranteed Obligations in connection with the collection and enforcement of amounts due under the Loan Documents, including without limitation this Guaranty.
SECTION 19. Setoff. At any time after all or any part of the Guaranteed Obligations have become due and payable (by acceleration or otherwise), each Holder of Guaranteed Obligations (including the Administrative Agent) may, without notice to any Guarantor and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply in accordance with the terms of the Credit Agreement toward the payment of all or any part of the Guaranteed Obligations (i) any indebtedness due or to become due from such Holder of Guaranteed Obligations or the Administrative Agent to any Guarantor, and (ii) any moneys, credits or other property belonging to any Guarantor, at any time held by or coming into the possession of such Holder of Guaranteed Obligations (including the Administrative Agent) or any of their respective affiliates. The rights of each Holder of Guaranteed Obligations under this subsection are in addition to all other rights and remedies that such Holder of Guaranteed Obligations may have.
SECTION 20. Financial Information. Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrower and any and all endorsers and/or other Guarantors of all or any part of the Guaranteed Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations, or any part thereof, that diligent inquiry would reveal, and each Guarantor hereby agrees that none of the Holders of Guaranteed Obligations (including the Administrative Agent) shall have any duty to advise such Guarantor of information known to any of them regarding such condition or any such circumstances. In the event any Holder of Guaranteed Obligations (including the Administrative Agent), in its sole discretion, undertakes at any time or from time to time to provide any such information to a Guarantor, such Holder of Guaranteed Obligations (including the Administrative Agent) shall be under no obligation (i) to undertake any investigation not a part of its regular business routine, (ii) to disclose any information which such Holder of Guaranteed Obligations (including the Administrative Agent), pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (iii) to make any other or future disclosures of such information or any other information to such Guarantor.
SECTION 21. Severability. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

11

SECTION 22. Merger. This Guaranty represents the final agreement of each of the Guarantors with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or subsequent oral agreements, between the Guarantor and any Holder of Guaranteed Obligations (including the Administrative Agent).
SECTION 23. Headings. Section headings in this Guaranty are for convenience of reference only and shall not govern the interpretation of any provision of this Guaranty.
SECTION 24. Termination of Guaranty. The obligations of any Guarantor under this Guaranty shall automatically terminate at the time or times and in the manner set forth in Section 9.14 of the Credit Agreement.
Remainder of Page Intentionally Blank.

12

IN WITNESS WHEREOF, each of the Initial Guarantors has caused this Guaranty to be duly executed by its authorized officer as of the day and year first above written.

[GUARANTORS]
By:
Name:
Title:

13

Acknowledged and Agreed as of the date first written above: CITIBANK, N.A., as Administrative Agent
By:
Name:
Title:

14

ANNEX I TO GUARANTY
Reference is hereby made to the Guaranty (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”) made as of [                ], by and among [GUARANTORS TO COME] (the “Initial Guarantors” and along with any additional Subsidiaries of the Borrower, which become parties thereto and together with the undersigned, the “Guarantors”) in favor of the Administrative Agent, for the ratable benefit of the Holders of Guaranteed Obligations, under the Credit Agreement. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Guaranty. By its execution below, the undersigned [NAME OF NEW GUARANTOR], a [corporation] [partnership] [limited liability company] (the “New Guarantor”), agrees to become, and does hereby become, a Guarantor under the Guaranty and agrees to be bound by such Guaranty as if originally a party thereto. By its execution below, the undersigned represents and warrants as to itself that all of the representations and warranties contained in Section 2 of the Guaranty are true and correct in all respects as of the date hereof.
IN WITNESS WHEREOF, New Guarantor has executed and delivered this Annex I counterpart to the Guaranty as of this              day of             , 20   .

[NAME OF NEW GUARANTOR]
By:
Its:

15

EXHIBIT G-1
[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement dated as of September 4, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Palo Alto Networks, Inc. (the “Borrower”), the Lenders party thereto and Citibank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).
Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:
Name:
Title:

Date:                       , 20[   ]

EXHIBIT G-2
[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement dated as of September 4, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Palo Alto Networks, Inc. (the “Borrower”), the Lenders party thereto and Citibank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).
Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:

Date:                       , 20[   ]

EXHIBIT G-3
[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement dated as of September 4, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Palo Alto Networks, Inc. (the “Borrower”), the Lenders party thereto and Citibank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).
Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:

Date:                       , 20[   ]

EXHIBIT G-4
[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement dated as of September 4, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Palo Alto Networks, Inc. (the “Borrower”), the Lenders party thereto and Citibank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).
Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:
Name:
Title:

Date:                       , 20[   ]

EXHIBIT H-1
FORM OF BORROWING REQUEST
Citibank, N.A.,
as Administrative Agent
for the Lenders referred to below
Citibank Delaware, 1615 Brett Road, OPS II, New Castle, DE 19720
Attn: Agency Operations
Phone: (302) 894-6010
Facsimile: (646) 274-5080
Email: GLAgentOfficeOps@Citi.com
With a copy to:
383 Madison Avenue
New York, New York 10179
Attention: Donatus Anusionwu
Facsimile: [__________]
Re: Palo Alto Networks, Inc.
[Date]
Ladies and Gentlemen:
Reference is hereby made to the Credit Agreement dated as of September 4, 2018 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Palo Alto Networks, Inc. (the “Borrower”), the Lenders from time to time party thereto and Citibank, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that it requests a Borrowing under the Credit Agreement, and in that connection the Borrower specifies the following information with respect to such Borrowing requested hereby:

1.	Aggregate principal amount of Borrowing:[1]

2.	Date of Borrowing (which shall be a Business Day):

3.	Type of Borrowing (ABR or Eurocurrency):

4.	Interest Period and the last day thereof (if a Eurocurrency Borrowing):[2]
5.    Location and number of the Borrower’s account or any other account agreed upon by the Administrative Agent and the Borrower to which proceeds of Borrowing are to be disbursed:

1 Not less than applicable amounts specified in Section 2.02(c).
2 Which must comply with the definition of “Interest Period” and end not later than the Maturity Date.

[Signature Page Follows]

2

The undersigned hereby represents and warrants that the conditions to lending specified in Section 4.02 of the Credit Agreement are satisfied as of the date hereof.

Very truly yours, PALO ALTO NETWORKS, INC., as the Borrower
By:
Name:
Title:

3

EXHIBIT H-2
FORM OF INTEREST ELECTION REQUEST
Citibank, N.A.,
as Administrative Agent
for the Lenders referred to below
Citibank Delaware, 1615 Brett Road, OPS II, New Castle, DE 19720
Attn: Agency Operations
Phone: (302) 894-6010
Facsimile: (646) 274-5080
Email: GLAgentOfficeOps@Citi.com
Re: Palo Alto Networks, Inc.
[Date]
Ladies and Gentlemen:
Reference is hereby made to the Credit Agreement dated as of September 4, 2018 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Palo Alto Networks, Inc. (the “Borrower”), the Lenders from time to time party thereto and Citibank, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives you notice pursuant to Section 2.08 of the Credit Agreement that it requests to [convert][continue] an existing Borrowing under the Credit Agreement, and in that connection the Borrower specifies the following information with respect to such [conversion][continuation] requested hereby:

1.	List date, Type, principal amount and Interest Period (if applicable) of existing Borrowing:

2.	Aggregate principal amount of resulting Borrowing:

3.	Effective date of interest election (which shall be a Business Day):

4.	Type of Borrowing (ABR or Eurocurrency):

5.	Interest Period and the last day thereof (if a Eurocurrency Borrowing):[1]
[Signature Page Follows]
___________
1 Which must comply with the definition of “Interest Period” and end not later than the Maturity Date.

Very truly yours, PALO ALTO NETWORKS, INC., as the Borrower
By:
Name:
Title:

2

EXHIBIT I
[FORM OF]

NOTE
September 4, 2018
FOR VALUE RECEIVED, the undersigned, PALO ALTO NETWORKS, INC., a Delaware corporation (the “Borrower”), HEREBY UNCONDITIONALLY PROMISES TO PAY to the order of [NAME OF LENDER] (the “Lender”) the aggregate unpaid amount of all Loans made by the Lender to the Borrower pursuant to the “Credit Agreement” (as defined below) on the Maturity Date or on such earlier date as may be required by the terms of the Credit Agreement. Capitalized terms used herein and not otherwise defined herein are as defined in the Credit Agreement.
The Borrower promises to pay interest on the unpaid principal amount of each Loan made to it from the date of such Loan until such principal amount is paid in full at a rate or rates per annum determined in accordance with the terms of the Credit Agreement. Interest hereunder is due and payable at such times and on such dates as set forth in the Credit Agreement.
At the time of each Loan, and upon each payment or prepayment of principal of each Loan, the Lender shall make a notation either on the schedule attached hereto and made a part hereof, or in such Lender’s own books and records, in each case specifying the amount of such Loan, the respective Interest Period thereof (in the case of Eurocurrency Loans) or the amount of principal paid or prepaid with respect to such Loan, as applicable; provided that the failure of the Lender to make any such recordation or notation shall not affect the Obligations of the Borrower hereunder or under the Credit Agreement.
This Note is one of the notes referred to in, and is entitled to the benefits of, that certain Credit Agreement dated as of September 4, 2018 by and among the Borrower, the financial institutions from time to time parties thereto as Lenders and Citibank, N.A., as Administrative Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). The Credit Agreement, among other things, (i) provides for the making of Loans by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Commitment, the indebtedness of the Borrower resulting from each such Loan to it being evidenced by this Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments of the principal hereof prior to the maturity hereof upon the terms and conditions therein specified.
Demand, presentment, protest and notice of nonpayment and protest are hereby waived by the Borrower to the fullest extent permitted by applicable law.
Whenever in this Note reference is made to the Administrative Agent, the Lender or the Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Note shall be binding upon and shall inure to the benefit of said successors and assigns. The Borrower’s successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for the Borrower.
This Note shall be construed in accordance with and governed by the law of the State of New York.
*****

PALO ALTO NETWORKS, INC.
By:
Name:
Title:

SCHEDULE OF LOANS AND PAYMENTS OR PREPAYMENTS

Date	Amount of Loan	Interest Period/Rate	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

EXHIBIT J
[FORM OF]

COMPLIANCE CERTIFICATE
For the fiscal quarter ended __________, 20__.

To:	Citibank, N.A., as Administrative Agent

Re:
Credit Agreement dated as of September 4, 2018 (as amended, restated, modified, supplemented or extended from time to time, the “Credit Agreement”) among Palo Alto Networks, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto and Citibank, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

Ladies and Gentlemen:
The undersigned Financial Officer hereby certifies as of the date hereof that [he/she] is the [chief financial officer][principal accounting officer] [treasurer][controller] of the Borrower and that, in such capacity, [he/she] is authorized to execute and deliver this Certificate to the Administrative Agent on behalf of the Borrower, and that:
[Use following paragraph 1 for the fiscal year-end financial statements:]
[1. Accompanying this Certificate (or previously delivered or deemed delivered to the Administrative Agent) are the year-end audited consolidated financial statements required by Section 5.01(a) of the Credit Agreement for the fiscal year of the Borrower and its Subsidiaries ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.]
[Use following paragraph 1 for fiscal quarter-end financial statements:]
[1. Accompanying this Certificate (or previously delivered or deemed delivered to the Administrative Agent) are the unaudited consolidated financial statements required by Section 5.01(b) of the Credit Agreement for the fiscal quarter of the Borrower and its Subsidiaries ended as of the above date. Such consolidated financial statements fairly present in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.]
2.    The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or have caused to be made, a detailed review of the transactions and condition (financial or otherwise) of the Loan Parties during the accounting period covered by the financial statements accompanying this Certificate.
3.    A review of the activities of the Loan Parties during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Loan Parties performed and observed all their obligations under the Loan Documents, and
[select one:]
[to the knowledge of the undersigned during such fiscal period, the Loan Parties performed and observed each covenant and condition of the Loan Documents applicable to them.]
[or:]
[the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]
4.    Attached hereto are detailed calculations of the financial covenants contained in Section 6.10 of the Credit Agreement as of the end of the fiscal period covered by the financial statements accompanying this Certificate, which calculations are true and accurate in all material respects on and as of the date of this Certificate.
5.    Since July 31, 2017,
[ select one:]
[there has been no change in GAAP or in the application thereof.]
[or:]
[there has been a change in GAAP or in the application thereof and such changes, as well as the effect on the financials referred to in paragraph 1, are set forth in the following list:]

This ___ day of ___, 20__.

PALO ALTO NETWORKS, INC.
By:
Name:
Title:

Attachment to Compliance Certificate
Computation of Financial Covenants
For the four fiscal quarters ended:     , 20     .

1.	Leverage Ratio
	(a)	Indebtedness for Borrowed Money
		(i) the outstanding principal amount of indebtedness for borrowed money (whether or not evidenced by bonds, debentures, notes or similar instruments)	$______________
		(ii) Capitalized Lease Obligations[8]	$______________
		(iii) unpaid reimbursement obligations with respect to drawn letters of credit and banker’s acceptances issued for the account of such Person (to the extent not already cash collateralized)	$______________

(iv) the obligations of such Person for the deferred purchase price of property or services (other than (A) trade accounts payable, intercompany payables, charges and expenses, deferred revenue and other accrued liabilities (including deferred payments in respect of services by employees), in each case incurred in the ordinary course of business, and (B) any earn-out obligation or other post-closing balance sheet adjustment prior to such time as it becomes a liability on the balance sheet of the Borrower in accordance with GAAP)
$______________

(v) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of any other Person of the kinds referred to in clause (i), (ii), (iii) or (iv) above
$______________

(vi) all Indebtedness of the types referred to in clauses (i) through (v) above of any partnership in which any Loan Party or any subsidiary is a general partner, except to the extent that Indebtedness is expressly made non-recourse to such Person
$______________
		(vii) Consolidated Funded Indebtedness [Sum of (i) + (ii) + (iii) + (iv) + (v) + (vi)]	$______________
	(b)	Consolidated Adjusted EBITDA
		(i) Consolidated Net Income	$______________
___________
8 Capitalized Lease Obligations shall not include any obligations of the Borrower or any Subsidiary classified as capitalized lease obligations under GAAP or for other accounting purposes, but for which the Borrower and its Subsidiaries do not make and are not required to make, any cash payment.

(ii) Consolidated Interest Charges	$______________

(iii) federal, state, local and foreign income taxes payable by the Borrower and its Subsidiaries (including, without limitation, any franchise taxes or other taxes based on income, profits or capital and all other taxes that are included in the provision for income tax line item on the consolidated income statement of the Borrower and its Subsidiaries)
$______________
(iv) depreciation and amortization expense including amortization of intangibles (including, but not limited to, goodwill)	$______________

(v) increases in deferred or unearned revenue or substantially equivalent items for such period (net of any increases in deferred costs (which deferred costs, for avoidance of doubt, do not include deferred commissions, capitalized costs to acquire revenue contracts or substantially equivalent items)
$______________

(vi) all non-cash expenses/losses or charges (other than any such non- cash expenses/losses or charges that represent an accrual or reserve for future cash expenses or charges or that relate to the write-down of current assets), including, without limitation, non-cash stock based employee compensation expenses and non-cash expenses or charges in connection with (A) “goodwill impairment losses” under FASB Statement 142, (B) unrealized losses resulting from mark-to-market accounting in respect of Swap Agreements and (C) unrealized losses on equity investments
$______________

(vii) any transition, integration and similar fees, charges and expenses related to Material Acquisitions or Material Dispositions incurred within the first twelve (12) months of such Material Acquisition or Material Disposition
$______________
(viii) restructuring charges[9]	$______________
(ix) any extraordinary expenses, charges or losses	$______________
(x) any extraordinary gains (less all fees and expenses related thereto)	$______________
___________
9 The amount that may be added back pursuant to clauses (b)(vii) and (b)(viii) in the aggregate for any four fiscal quarter period may not exceed 10% of Consolidated Adjusted EBITDA for such period (determined without giving effect to any such adjustment pursuant to this proviso)).

(xi) any decreases in deferred or unearned revenue or substantially equivalent items for such period (net of any decreases in deferred costs (which deferred costs, for avoidance of doubt, do not include deferred commissions, capitalized costs to acquire revenue contracts or substantially equivalent items) for such period)
$______________

(xii) all non-cash income or gains for such period including, without limitation, unrealized gains resulting from mark-to-market accounting in respect of Swap Agreements and unrealized gains on equity investments
$______________
(xiii) Consolidated EBITDA [Sum of (i) + (ii) + (iii) + (iv) + (v) + (vi) + (vii) + (viii) + (ix) - (x) – (xi) – (xii)]
	(c)	Consolidated Leverage Ratio [(a)(vii)/(b)(xiii)]	________:1:00
2	Interest Coverage Ratio
	(a)	Consolidated Adjusted EBITDA [1(b)(xiii) above]	$______________
	(b)	Consolidated Interest Charges

(i) all interest, premium payments, amortization of debt discount, fees, charges and related expenses in connection with Indebtedness (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP
$______________
		(ii) the portion of rent expense under capital leases that is treated as interest in accordance with GAAP	$______________
		(iii) the implied interest component of Synthetic Lease Obligations	$______________
		(iv) Consolidated Interest Charges [Sum of (i) + (ii) + (iii)]	$______________
	(c)	Consolidated Interest Coverage Ratio [(a)/(b)(iv)]	________:1:00

Attachment to Officer’s Certificate
Consolidated Adjusted EBITDA
For the four fiscal quarters ended:     , 20     .

Consolidated EBITDA	Quarter Ended [ ]	Quarter Ended [ ]	Quarter Ended [ ]	Quarter Ended [ ]	Four Fiscal Quarters Ended [ ]
Consolidated Net Income
+ Consolidated Interest Charges
+Income taxes
+Depreciation and Amortization
+Increases in deferred or unearned revenue (net of increases in deferred costs)
+Non-cash expenses/losses and charges
+Any transition, integration and similar fees, charges and expenses related to Material Acquisitions or Material Dispositions incurred within the first twelve (12) months of such Material Acquisition or Material Disposition

+Restructuring charges
+Any extraordinary expenses, charges or losses
-Any extraordinary gains (less all fees and expenses related thereto)
- Any decreases in deferred or unearned revenue (net of decreases in deferred costs)
-Non-cash income and gains
= Consolidated EBITDA